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                                   EXHIBIT 4

                         THE STANDARD PRODUCTS COMPANY
                               6.55% Senior Note
                             Due December 16, 2003
Reg. No. R-1                                                     Cleveland, Ohio
$60,000,000                                                    December 16, 1993

         THE STANDARD PRODUCTS COMPANY (herein called the "Company"), a corporation duly organized and existing under the laws of the State of Ohio, for value received, hereby promises to pay to METROPOLITAN LIFE INSURANCE COMPANY, or registered assigns, on the sixteenth day of December, 2003, the principal sum of Sixty Million Dollars ($60,000,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company in Cleveland, Ohio, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of said principal sum from the date hereof at said office, in like coin or currency, semi-annually on the sixteenth day of June and December in each year, commencing June 16, 1994, at the rate of six and fifty-five one hundredths percentum (6.55%) per annum until the principal hereof shall have become due and payable. Any payment of principal of or, to the extent lawful, interest on this Note which is not paid when due shall bear interest at the greater (determined on a daily basis) of the rate of eight and fifty-five one hundredths percentum (8.55%) per annum or the rate per annum which The Chase Manhattan Bank, N.A. announces publicly from time to time as its corporate base rate of interest (or such lesser rate, if any, which is the maximum rate permitted by applicable law) (the "Overdue Interest Rate") for the period that the same is overdue.

         1. NOTES. This Note is one of the 6.55% promissory notes (the "Notes") issued pursuant to a loan agreement dated December 16, 1993 between the Company and the Purchasers listed on Schedule I thereto (the "Agreement"), in the aggregate principal amount of $75,000,000, each in the denomination of $1,000,000 or a multiple thereof, all the Notes maturing on December 16, 2003, and bearing interest payable at the same rate and on the same semi-annual dates as the interest on the principal sum of this Note.

         2. REGISTER. The Notes are issuable only as registered notes. The Company shall keep at the office or agency maintained pursuant to Section
7.1 hereof a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register the names and addresses of the holders of the Notes and shall register the transfer of Notes as provided herein. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

                 Upon due presentment for registration of transfer of any Note at such office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $500,000 principal amount, or any multiple of $100,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so presented for registration of transfer, dated the date from which unpaid interest has then accrued thereon and registered in the name or names of the transferee or transferees. At any time at the request of the holder of any Note and upon surrender of such Note for such purpose to the Company at such office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $500,000 principal amount, or any multiple of $100,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so surrendered, dated the date from which unpaid interest has then accrued thereon and registered in such name or names as such holder may request. Each Note presented or surrendered for registration of transfer, exchange, partial payment or payment shall (if so required by the Company) be duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder thereof or his attorney duly authorized in writing.

                 All exchanges and registrations of transfer of Notes shall be at the expense of the Company (including, in the case of the original purchaser of the Notes, the cost of delivery of any such Note to the Company and delivery by it to such address in the continental United States as is requested and payment of all stamp and other documentary taxes other than any taxes incurred by reason of a transfer of title).

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                 The Company may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company) for the purpose of receiving payment of or on account of the principal of, premium, if any, or interest on this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All payments made to the registered holder hereof shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

         3.      PREPAYMENTS.

         3.1. MANDATORY PREPAYMENTS. The Company covenants and agrees that on each December 16 commencing on December 16, 1998 to and including December 16, 2002; it will prepay $12,500,000 aggregate principal amount of the Outstanding Notes.

                 All such prepayments pursuant to this Section 3.1 shall be applied on the respective payment dates thereof toward the prepayment of the principal of the Notes, in each case plus accrued interest to such payment date, but without premium, PROVIDED, HOWEVER, that upon any prepayment of part of the Notes pursuant to Section 3.2 or a prepayment pursuant to Section 3.3., the principal amount of each mandatory prepayment of Notes becoming due under this Section 3.1 on or after the date of such prepayment pursuant to Section
3.2 or Section 3.3 shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced (but only in units of $1,000) as a result of such prepayment pursuant to Section 3.2 or Section 3.3. The amount required to pay accrued interest on the principal amount of the Notes to be prepaid shall be in addition to the payments above provided. The Company shall designate the Notes or portions thereof to be prepaid pursuant to this Section as in Section 4 hereof provided. No prepayment of less than all the Notes pursuant to Section 3.2 hereof shall be credited to or relieve the Company to any extent from its obligation to make any prepayment of the Notes required by this Section 3.1.

         3.2.    OPTIONAL PREPAYMENTS.  Upon notice given as provided in
Section 3.4 hereof, the Company at its option may prepay the Notes as a whole at any time or in part from time to time (in multiples of $100,000 principal amount) at the Yield Maintenance Price thereof. Each such notice shall specify the date on which such prepayment is to be made (an "Optional Prepayment Date"), the principal amount of the Notes of each holder so to be prepaid and the interest accrued thereon to the Optional Prepayment Date.

                 On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the principal amount of the Notes so to be prepaid, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield maintenance Price set forth in such notice shall be binding on the Company and all of the holders of the Notes, absent manifest error. If the Computing Holder shall not have given the notice contemplated by this Section 3.2 by the end of the third Business Day after the Calculation Date, the Company shall be entitled to determine the Yield Maintenance Price in accordance with the terms hereof and such calculation shall be binding on the Computing Holder and all other holders, absent manifest error.

                 Promptly after each such Calculation Date, the Company shall deliver to each holder of the Notes so to be prepaid on or before such Optional Prepayment Date a certificate signed by a senior financial officer of the Company setting forth the Yield Maintenance Price of the principal amount of the Notes held by such holder so to be prepaid, accompanied by a copy of the written notice by the Computing Holder referred to above (which sets forth the computation of the Yield Maintenance Price of the Notes held by the Computing Holder).

                 Upon notice of any prepayment pursuant to this Section 3.2 being given as provided in Section 3.4 hereof, the Company covenants and agrees that it will prepay on the date therein fixed for prepayment the principal amount of this Note so to be prepaid as specified in such notice at the Yield Maintenance Price hereof, together with interest accrued thereon to such date fixed for prepayment.


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         3.3.    PREPAYMENT OF NOTES UPON CHANGE OF CONTROL.  The Company
covenants and agrees to give written notice to each holder of Notes promptly after the occurrence of a Change of Control, but in any event within 5 days thereafter. Such notice shall (a) describe in reasonable detail the facts and circumstances giving rise to such Change of Control and the effect thereof on the Company, (b) offer to prepay, on a date (the "Change of Control Prepayment Date") which shall be not less than 30 days nor more than 60 days after the date of such notice, all, but not less than all, of the Notes held by such holder, (c) request such holder to notify the Company in writing, not less than 10 days prior to the Change of Control Prepayment Date, of its acceptance or rejection of such offer and (d) inform the holder that, upon its receipt of such notice by the Company, failure to reject such offer in writing on or before the 10th day prior to the Change of Control Prepayment Date shall be deemed acceptance of such offer.

                 On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the Notes held by such Computing Holder, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes. The Yield Maintenance Price set forth in such notice shall be binding on the Company, absent manifest error. If the Computing Holder shall not have given the notice contemplated by this Section
3.3 by the end of the third Business Day after the Calculation Date, the Company shall be entitled to determine the Yield Maintenance Price in accordance with the terms hereof and such calculation shall be binding on the Computing Holder and all other holders, absent manifest error.

                 Thereupon, the Company covenants and agrees that on the Change of Control Prepayment Date it will prepay all the Notes held by each holder who has accepted the prepayment offer in accordance with this Section 3.3 by payment of the Yield Maintenance Price with respect to such Notes, together with interest accrued on the unpaid principal amount of such Notes to the Change of Control Prepayment Date, and the amount so to be paid shall become due on the Change of Control Prepayment Date.

         3.4. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Company shall give notice of any prepayment of this Note or any portion hereof pursuant to
Section 3.2 hereof not less than 10 nor more than 30 days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid, together with the interest to be paid thereon and the date fixed for such prepayment. Any notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to such holder at its address designated on the date of such notice on the register or other record maintained by the Company.

         4. ALLOCATION OF PREPAYMENTS. If less than the entire principal amount of all the time outstanding shall be called for prepayment at any time pursuant to Section 3.1 or 3.2 hereof, the Company will allocate the principal amount so called for prepayment (but only in units of $1,000) among the registered holders of such Notes in proportion, as nearly as may be, to the respective principal amount of such Notes, not theretofore called for prepayment, of which they shall be registered holders.

         5. SURRENDER OF NOTES; NOTATION THEREON. Upon any prepayment of a portion of the principal amount of this Note, the registered holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company a new Note dated the date from which unpaid interest has then accrued thereon and payable to such Person or Persons as may be designated by such holder for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note, or may present this Note to the Company for notation hereon of the payment of the portion of the principal of this Note so prepaid.

         6. INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion, as the case may be, shall cease to bear interest from and after the date fixed for such prepayment; PROVIDED, HOWEVER, that if, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, this Note or such portion, as the case may be, shall bear, so far as may be lawful, interest at the Overdue Interest Rate until paid and, so far as may be lawful, any overdue instalment of interest shall also bear interest at such Overdue Interest Rate.

         7. AFFIRMATIVE COVENANTS. The Company covenants and agrees that so long as this Note shall be outstanding:

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         7.1.    COMPANY OFFICE.  The Company will maintain an office or agency in Cleveland, Ohio, where the Notes may be presented for payment, registration of transfer, replacement or exchange as provided herein and where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made. Unless another office or agency is designated (by notice in writing to the holder hereof) by the Company, the office of the Company for the purpose of this Section 7.1 shall be 2130 West 110th Street, Cleveland, Ohio 44102.

         7.2. PAYMENT OF TAXES AND CLAIMS. The Company will promptly pay and discharge, or cause to be paid and discharged, when due, all taxes, assessments, and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income and profits of the Company or any Subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any Subsidiary, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge, or to cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books appropriate reserves in accordance with GAAP.

         7.3. CORPORATE EXISTENCE. The Company will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, its rights and franchises and do, or cause to be done, all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of each of its Subsidiaries, except where the failure to do so could not have a material and adverse effect on the business, operations, properties, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that nothing in this
Section 7.3 contained shall prevent a consolidation or merger of the Company or any Subsidiary, or the liquidation or dissolution of, or sale, transfer or disposition of all or substantially all the property and assets of the Company or any Subsidiary not otherwise prohibited by the provisions of this Note.

         7.4. MAINTENANCE. The Company will at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its property and the property of its Subsidiaries and every part thereof used or useful in the conduct of the business of the Company and its Subsidiaries in reasonably good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith and every portion thereof, in the reasonable opinion of the Company, may be properly and advantageously conducted at all times.

         7.5. INSURANCE. The Company will keep adequately insured, and cause each of its Subsidiaries to keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business against loss or damage of the kinds customarily insured against by such corporations, and carry, and cause each of its Subsidiaries to carry, such other insurance as is usually carried by corporations engaged in the same or a similar business; PROVIDED that the Company may maintain one or more programs of self-insurance for so long as such program is operated in accordance with sound financial practice.

         7.6. BOOKS AND RECORDS. The Company will at all times keep, and cause each of its Subsidiaries to keep, true and complete books of record and accounts in accordance with GAAP.

         8. NEGATIVE COVENANTS. The Company covenants and agrees that so long as this Note shall be outstanding:

         8.1. LEVERAGE. The Company will not suffer or permit its Leverage to at any time exceed (i) 60% during the period commencing on the Closing Date and ending on June 30, 1994, (ii) 55% during the period commencing on July 1, 1994 and ending June 30, 1995 and (iii) 50% commencing on July 1, 1995 and at all times thereafter; PROVIDED, HOWEVER, if in any fiscal quarter Leverage shall exceed 45%, then at the end of such fiscal quarter, the EBIT Ratio of the Company and its Subsidiaries on a consolidated basis for the period consisting of the immediately preceding four fiscal quarters shall be greater than 2.0 to 1.0.


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         8.2.    CONSOLIDATED NET WORTH.  The Company will not suffer or permit the sum of the Net Worth of the Company and its Subsidiaries, determined on a consolidated basis at any time to be less than the then "Required Minimum" in effect at the time in question. On the Closing Date, the "Required Minimum" shall be Ninety Million Dollars ($90,000,000) plus an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), since December 31, 1992. On (i) the first day of each fiscal quarter of the Company thereafter (other than the first day of the Company's fiscal year), the Required Minimum shall be increased by an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), for the immediately preceding fiscal quarter; and
(ii) the first day of each fiscal year of the Company thereafter, the Required Minimum shall be adjusted to equal the Required Minimum at the beginning of the immediately preceding fiscal year increased by an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), for such immediately preceding fiscal year.

         8.3. CURRENT RATIO. The Company will not suffer or permit the Current Assets of the Company and its Subsidiaries at any time to fall below an amount equal to one hundred twenty-five percent (125%) of the Current Liabilities of the Company and its Subsidiaries, all as determined on a consolidated basis.

         8.4. PRIORITY INDEBTEDNESS. The Company will not itself, and will not permit any of its Subsidiaries to, incur, create, assume or guaranty (whether by discount or otherwise), or become or be contingently obligated to purchase or be liable in respect of, any Priority Indebtedness, if the aggregate principal amount of all such Priority Indebtedness (including Priority Indebtedness existing on the Closing Date) at any time outstanding would exceed 20% of Stockholders' Equity.

         Any corporation which becomes a Subsidiary on or after the Closing Date shall be deemed to have incurred, at the time it becomes a Subsidiary, any Priority Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

         8.5. RESTRICTED INVESTMENTS. The company will not, and will not permit any subsidiary to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, except:

                 (A) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less;

                 (B) commercial paper issued by U.S. corporations having a rating of "P-2" or better from Moody's and "A-2" or better from S&P;

                 (C) certificates of deposit or bankers acceptances having a maturity of one year or less issued by (i) commercial banks (x) located in the United States of America, or any other jurisdiction which permits the cash evidenced by such certificates of deposit or bankers acceptances to be freely remitted to the United States of America, and (y) whose long term debt obligations are at all times accorded a rating of "A" or better by S&P, "A-2" or better by Moody's or "A" or better by the International Bank Credit Agency (or an equivalent rating by another recognized credit rating agency of similar standing if none of such entities is then in the business of rating long term debt obligations of commercial banks);

                 (D) investments by the Company in Nishikawa Standard Company ("NISCO") in an amount (including such investments existing on the Closing Date and any such investments made subsequent to the Closing
         Date) not to exceed $15,000,000 (without giving effect to the Net Income of NISCO subsequent to the Closing Date);

                 (E) investments in the Holm Industries, Inc. joint venture in Mexico (the "Mexican JV") in an amount (including such investments existing on the Closing Date and any such investments mad subsequent to the Closing Date) not to exceed $5,000,000 (without giving effect to the Net Income of the Mexican JV subsequent to the Closing Date);


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                 (F)  investments in a Subsidiary of the Company or in a
         corporation which becomes a Subsidiary of the Company as a result of such investment or an investment in the Company by a Wholly Owned Subsidiary of the Company;

                 (G) loans and advances to employees made in the ordinary course of business and consistent with past practice or to a director or officer of the Company; PROVIDED, HOWEVER, that the aggregate of all loans and advances to all directors and officers shall not exceed $500,000 (or the equivalent thereof in any other currency) at any one time outstanding;

                 (H) any endorsement of a check or other medium of payment for deposit or collection or any similar transaction in the normal course of business; and

                 (I)  other investments not otherwise permitted in (A) through
         (H) above in an aggregate amount not exceeding 10% of Stockholder's Equity.

         8.6 SALE AND LEASE OF ASSETS; MERGER. (A) The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all or any part of its properties and assets, except that the Company and its Subsidiaries may sell or otherwise dispose of any assets (i) if such sale or disposition is in the ordinary course of business or (ii) other than in the ordinary course of business, unless (x) the aggregate book value of all such sales or dispositions (on a consolidated basis) during the most recent 12-month accounting period would exceed 15% of Total Assets as computed at the end of the most recent quarter preceding such sale or since the Closing Date would exceed 25% of Total Assets as computed at the end of the most recent fiscal year preceding such sale or (y) such assets in the aggregate contributed more than 10% of Net Income of the Company and its Subsidiaries on a consolidated basis in the most recent 12-month accounting period or 25% of Net Income since the Closing Date.

         (B) The Company will not consolidate with or merge into any other corporation, or permit another corporation to merge into it, unless, at the time of such transaction and immediately after giving effect thereto, (i) no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, and (ii) if the successor formed by or resulting from such consolidation or merger is other than the Company, such successor

                 (x) shall be a corporation duly organized and existing under the laws of the United States of America or any state thereof, and

                 (y) shall, by written instrument satisfactory to each holder of the Notes, expressly assume the due and punctual performance and observance of all the obligations, terms, covenants, agreements and conditions of the Agreement and the Notes to be performed or observed by the Company such that the Notes would be a direct senior obligation of such successor ranking PARI PASSU with any outstanding senior indebtedness of such successor.

         8.7. INTERCOMPANY INDEBTEDNESS. The Company will not create, incur, assume or guarantee, or otherwise become or be liable in respect of, any Indebtedness owing to any Subsidiary or Affiliate unless such indebtedness is unsecured and is subordinated and junior in right of payment to the Notes on substantially the terms set forth in Exhibit 8.7 attached hereto.

         8.8. RESTRICTIONS ON SUBSIDIARIES. The Company will not cause, suffer or permit any Subsidiary to

                 (i) issue or dispose of any shares of its capital stock to any Person other than the Company or a Wholly Owned Subsidiary, except to the extent, if any, required to qualify directors under any applicable law or required to be issued to (x) other stockholders of such Subsidiary by virtue of their exercise of preemptive rights or
         (y) other stockholders of such Subsidiary as their pro-rata share of any stock dividend; or

                 (ii) sell, assign, transfer, dispose of or in any way part with control of any share of capital stock of any other Subsidiary owned by it, or any indebtedness owing to it from the company or another Subsidiary, except in either case to the Company or a Wholly Owned Subsidiary; or

                 (iii) acquire, directly or indirectly, any stock of any other corporation which immediately after such acquisition would become a Subsidiary, unless immediately after giving effect to such acquisition
         (A) the Company and/or one or more Wholly Owned Subsidiaries shall own, directly or indirectly, all outstanding capital stock of such corporation having any preference as to dividends or upon liquidation, and all rights, options and warranties to acquire any such preference stock, and (B) no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

         8.9. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

         9. WAIVER OF COMPLIANCE. Any of the acts which the Company or a Subsidiary is prohibited from doing by any of the provisions of Section 8 hereof, or is required to do by any of the provisions of Section 7 hereof, may, notwithstanding the provisions of said Sections or any other provision of this Note, be done or omitted, as the case may be, by the Company or such Subsidiary, and any of the provisions contained in Sections 7 and 8 hereof may be amended, if the registered holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time outstanding consent thereto or waive compliance with any such provision or provisions in writing. In determining whether the holders of any specified percentage in principal amount of the Notes have concurred in any consent or waiver pursuant to any of the provisions of this Note, Notes at the time owned by the Company or by any Affiliate shall be disregarded and the principal amount of the Notes (or the portion thereof) theretofore prepaid, or called for prepayment, if the Company is ready and willing to prepay, shall also be disregarded.

         10. DEFINITIONS. For the purpose of this Note, unless otherwise defined or the context otherwise requires:

         "ACQUISITION" means the acquisition pursuant to the Stock Sale Agreement of (i) the capital stock of Industriel and certain other corporate entities by International and (ii) the acquisition of the capital stock of Rubber Industrial Holding Company by the Company.

         "AFFILIATE" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of the Voting Stock of the Company or a Subsidiary or which has 5% or more of its Voting Stock (or, in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or a Subsidiary, and any director or officer of the Company or its Subsidiaries. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled by" and "under common control with" have meanings correlative to the foregoing.

         "AGREEMENT" shall have the meaning specified in Section 1 hereof.

         "BANKRUPTCY DEFAULT" shall have the meaning specified in the first paragraph of Section 11 hereof.

         "BUSINESS DAY" means and includes any day on which banks are required to be open to carry on their normal business in the States of New York and Ohio.

         "CALCULATION DATE" means the date on which the Yield Maintenance Price on the Notes being prepaid pursuant to Sections 3.2 or 3.3 hereof or accelerated pursuant to Section 11 hereof, as the case may be, is to be determined by the Computing Holder with respect to such Notes. If the Notes are being prepaid pursuant to Sections 3.2 or 3.3 hereof, the Calculation Date shall be the fifth Business Day prior to the Optional Prepayment Date established pursuant to Section 3.2 hereof or the Change of Control Prepayment Date established pursuant to Section 3.3 hereof, respectively. If the Notes are being accelerated pursuant to Section 11 hereof, the Calculation Date shall be the date of acceleration of such Notes.

         "CAPITALIZED LEASE" means and includes at any time any lease personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATION" means at any time the capitalized amount of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet of the lessee.

         "CHANGE OF CONTROL" means any acquisition by any Person or related persons that would constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, (other than Persons owning 4% or more of the issued and outstanding capital stock of the Company on the Closing Date and members of their families, including siblings, spouse, children and grandchildren of any of them or any trust whose principal beneficiary is such Person, or one or more members of the family of any of them) of (a) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (b) all or substantially all of the properties and assets of the Company. For the purposes of this definition, "acquisition" of the power or properties and assets stated in the preceding sentence means the earlier of (i) the actual possession thereof and (ii) the consummation of any transaction or series of related transactions which, with the passage of time, will give such Person or Persons the actual possession thereof.

         "CHANGE OF CONTROL PREPAYMENT DATE" shall have the meaning specified in Section 3.3 hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPUTING HOLDER" means as of a Calculation Date with respect to (a) the prepayment of Notes pursuant to Section 3.2 hereof or acceleration of the Notes pursuant to clause (3) of the first paragraph of Section 11 hereof, as the case may be, the holder at such date of the largest aggregate principal amount of the outstanding Notes or (b) the prepayment of the Notes pursuant to
Section 3.3 hereof or acceleration pursuant to clause (2) of the first paragraph of Section 11 hereof, as the case may be, the holder of the Notes at such date so being prepaid or accelerated. For purposes of such determination, the holder of any Note and any of its affiliates or subsidiaries that are holders of any Notes shall be treated as one holder.

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of January 19, 1993, among the Company, as Borrower, the Banks which are signatories thereto, and National City Bank, as Agent.

         "CURRENT ASSETS" means the net book value of all such assets (after deducting applicable reserves, if any, and without giving consideration to any reappraisal or write-up of assets after the date hereof other than any Permitted Write-Up) as determined in accordance with GAAP.

         "CURRENT LIABILITIES" means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any Funded Indebtedness maturing within twelve (12) months of the date of determination.

         "EBIT RATIO" means the ratio of (a) the aggregate of the consolidated
(i) Net Income of the Company and its subsidiaries PLUS (ii) interest expense thereof PLUS (iii) federal and state income taxes thereof PLUS (iv) amortization charges for Permitted Write-Ups and goodwill resulting from the Acquisition to (B) the consolidated interest expense of the Company and its Subsidiaries.

         "ELIGIBLE TRANSFEREE" means (i) any bank, savings bank, savings and loan association or insurance company, (ii) any pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) any investment company owned by any bank, savings bank, savings and loan association or insurance company, or
(iv) any investment banking company.

         "ENVIRONMENTAL LAW" means any federal, state or local statute, ordinance, rule, regulation, decree or law (common or otherwise) regulating or relating to industrial hygiene or the condition of the environment (including the effects upon human health arising out of the condition of the environment) or imposing liability or standards of conduct with respect to the use, generation, handling, storage, treatment, transport, or disposal, or otherwise concerning, any hazardous, toxic, or dangerous waste, substance or material, now or at any time hereafter in effect.

         "EVENT OF DEFAULT" has the meaning specified in Section 11 hereof.

         "EXCESS MEXICAN JV AMOUNT" means the amount in excess of $5,000,000 by which the investment in the Mexican JV permitted by Section 8.5(E) hereof is required to be increased on the Company's balance sheet in accordance with GAAP to take into account the Company's proportionate share of the Mexican JV's Net Income.

         "EXCESS NISCO AMOUNT" means the amount in excess of $15,000,000 by which the investment in NISCO permitted by Section 8.5(D) hereof is required to be increased on the Company's balance sheet in accordance with GAAP to take into account the Company's proportionate share of NISCO's Net Income.

         "FUNDED INDEBTEDNESS" means Indebtedness of the Person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any Indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that Person or entity (in the absence of default) to a date more than one year after the date of determination, (b) Capitalized Lease Obligations, (c) any guaranty of Funded Indebtedness owing by another person or entity and (d) any Funded Indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the Person or entity in question even if the full faith and credit of that Person or entity is not pledged to the payment thereof.

         "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) Indebtedness for Borrowed Money, (ii) obligations under contingent sales contracts or obligations to pay the deferred purchase price of property or services, (iii) Capitalized Lease Obligations, (iv) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any Person, all obligations of such Person for money borrowed, including, without limitation, all notes payable, and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments or obligations upon which interest charges are customarily paid or discounted.

         "INDUSTRIEL" means Standard Products Industriel SA, a corporation organized under the Laws of France.

         "INTERNATIONAL" means a French corporation which is a Subsidiary of Company (the capital stock of which is owned entirely by the Company, other Subsidiaries of the Company and directors of International to the extent required by the laws of France) which was formed and which was the assignee of the rights of the Company under the Stock Sale Agreement to acquire the capital stock of Industriel and certain other related entities of Industriel pursuant to the Stock Sale Agreement.

         "LEVERAGE" means the quotient (expressed as a percentage) of (a) the sum of, without duplication, the principal of all of the indebtedness for Borrowed Money of the Company and its Subsidiaries plus the principal of the Funded Indebtedness of the Company and its Subsidiaries (for the purpose of this definition, including the current portion, if any, of each item of such Funded Indebtedness), divided by (b) the sum of such Funded Indebtedness and such Indebtedness for Borrowed Money to the extent specified in clause (a) above plus the Stockholder's Equity, all for Borrowed Money to the extent specified in clause (a) above plus the Stockholder's Equity, all as determined on a consolidated basis in accordance with GAAP.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For the purposes hereof, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

         "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized rating agency.

         "NET INCOME" means net income as determined in accordance with GAAP, after taxes and excluding extraordinary items, but without giving effect to any gain from any re-appraisal or write-up of any asset.

         "NET WORTH" means the excess (as determined on a consolidated basis and in accordance with GAAP, but excluding from all such determinations any "foreign currency translation adjustments" reflected in the consolidated financial statements of the Company and its Subsidiaries under the heading "Shareholders' Equity") of the net book value (after deducting (i) all applicable valuation reserves, (ii) the Excess NISCO Amount and (iii) the Excess Mexican JV Amount and without giving consideration to any reappraisal or write-up of assets effected after the date hereof other than any Permitted Write-Up) of the tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, goodwill and treasury shares) of the Company and its Subsidiaries on a consolidated basis over the Total Liabilities thereof.

         "NOTES" shall have the meaning specified in Section 1 hereof.

         "OPTIONAL PREPAYMENT DATE" shall have the meaning specified in Section
3.2 hereof.

         "OVERDUE INTEREST RATE" shall have the meaning specified in the first full paragraph of this Note.

         "PERMITTED WRITE-UP" means any write-up of the assets of Industriel, its Subsidiaries or any other corporation or entity acquired by the Company or International in connection with the Acquisition to the extent made in accordance with GAAP and made in connection with the Acquisition and to the extent reflected in the consolidated financial statements of the Company and its Subsidiaries.

         "PERSON" means and includes an individual, a corporation, a partnership, a firm, a joint venture, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

         "PERMITTED LIEN" means

         (A) any security interest or other Lien arising by operation of law and in the ordinary course of business (not including any security interest or other Lien that secures any Indebtedness for Borrowed Money or any guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other Lien in question)),

         (B) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

         (C) any Lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or as a condition to the transaction of business or the exercise of any right, privilege or license,

         (D) any mortgage, security interest or other Lien granted by a Subsidiary to another Wholly owned Subsidiary or by a Subsidiary to the Company,

         (E) any Lien in respect of property acquired or constructed by the Company or any Subsidiary after the Closing Date, which Lien is created at the time or acquisition or completion of construction of such property, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, PROVIDED, that (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, (ii) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property shall not exceed the lesser of cost and fair market value of such property at the time of such acquisition, and (iii) the aggregate principal amount of the indebtedness secured by all such Liens in respect of any such property outstanding at any one time shall not exceed an aggregate of $5,000,000 (or the equivalent thereof in any other currency); or

         (F)     any license or royalty agreement.

         "PRIORITY INDEBTEDNESS" means Indebtedness of the Company which is secured by any Lien (other than Permitted Liens) and all Indebtedness of Subsidiaries.

         "RESPONSIBLE OFFICER" means the Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Operating Officer of the Company or any other officer performing substantially the same functions as any of them.

         "S&P" means Standard & Poor's Corporation and any successor thereto which is a nationally recognized rating agency.

         "STOCK SALE AGREEMENT" means that certain Stock Sale Agreement, entered into December 19, 1992, among Mr. Jean-Claude Smadja on behalf of himself and on behalf of certain other individuals and entities pursuant to powers of attorney, Mr. Rifat Kamhi acting pursuant to special power or attorney granted by Panane Holding B.V. and the Company (certain of the rights of the Company under the Stock Sale Agreement will be assigned to International for the purposes of consummating the Acquisition).

         "STOCKHOLDER'S EQUITY" means the excess (as determined on a consolidated basis and in accordance with GAAP, but excluding from all such determinations any "foreign currency translation adjustments" reflected in the consolidated financial statements of the Company and its Subsidiaries under the heading "Shareholders Equity") of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up of assets after the date hereof other than any Permitted Write-up) of all of the assets (i.e., including intangibles such as patents, costs of businesses over net assets acquired and goodwill arising out of the Acquisition) of the Company and its Subsidiaries on a consolidated basis over the Total Liabilities thereof.

         "SUBSIDIARY" means any corporation more than 50% of the outstanding Voting Stock of which at this time is owned directly or indirectly by the Company and/or by one or more Subsidiaries.

         "TOTAL ASSETS" means the aggregate without duplication of all assets of the Company and its Subsidiaries on a consolidated basis that appear or ought to appear on their respective balance sheets in accordance with GAAP.

         "TOTAL LIABILITIES" means the aggregate (without duplication) of all liabilities of the Company and its Subsidiaries on a consolidated basis that appear or ought to appear on their respective balance sheets as determined in accordance with GAAP.

         "VOTING STOCK" of a corporation means the capital stock of such corporation of the class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions) of such corporation.

         "WEIGHTED AVERAGE LIFE TO FINAL MATURITY" of any Indebtedness (including the Notes) as of the time of determination thereof means the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of such Indebtedness by the then outstanding principal amount of such Indebtedness. For the purposes of this definition, "REMAINING DOLLAR-YEARS" means the sum of the amounts obtained by multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date such repayment is scheduled to be made.

         "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of whose outstanding stock (other than directors' qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly-Owned Subsidiaries.

         "YIELD MAINTENANCE PRICE" means with respect to any principal amount of Notes being prepaid pursuant to Section 3.2 hereof or Section 3.3 hereof or accelerated pursuant to Section 11 hereof, as the case may be, the greater of
(1) the sum of the respective Payment Values of each prospective interest payment (excluding from the first prospective interest payment any amount of interest accrued to the applicable date of prepayment or acceleration), prospective mandatory principal prepayment and the principal payment at maturity in respect of such Notes (the amount of each such payment being herein referred to as a "PAYMENT"), or (2) the unpaid principal amount of such Notes. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment (such scheduled date or dates of Payments of principal, in the case of Notes being partially prepaid, to be the date or dates as of which the principal amount being prepaid is to be applied against payment at maturity or mandatory prepayments under the relevant provisions of the Notes) to the applicable date of prepayment or acceleration, as the case may be. The "REINVESTMENT RATE" is a rate per annum equal to the sum of (a) .50% and (b) the yield which shall be imputed from the yields of those actively traded "On The Run" United States Treasury securities having maturities as close as practicable to the Weighted Average Life to Final Maturity of the principal amount of the Notes so to be prepaid or accelerated, as the case may be. The yields of such United States Treasury securities shall be determined as of 10 A.M. Eastern Time, on the Calculation Date.

         11. DEFAULTS; EVENTS OF DEFAULT. This Note shall become and be due and payable upon demand made by the registered holder hereof if one or more of the following events, herein called "Events of Default," shall happen (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such demand or at the time of a similar demand from the holder of any other Note:

                 (A) default shall be made in payment of the principal of any Note, with the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                 (B) default shall be made in the payment of any instalment of interest on any Note according to its tenor when and as the same shall become due and payable and such default shall continue for a period of five days; or

                 (C) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Sections 3 or 8 hereof; or

                 (D) default shall be made in the due observance or performance of any other covenant, condition, or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue for thirty days after the earlier of (i) the Company's knowledge thereof and (ii) the receipt of written notice thereof, specifying such default and requiring the same to be remedied, from the registered holder of any Note; or

                 (E) the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent, or shall consent to the appointment of a receiver, trustee or liquidator of itself or of any substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or a voluntary petition or an answer seeking reorganization in a proceeding, under any bankruptcy law (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against the Company or any Subsidiary in any such proceeding, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or stockholders shall take action looking to the dissolution or liquidation of the Company (except in connection with a consolidation with, or a merger of the Company with or into, another corporation pursuant to Section 8.6 hereof); or

                 (F) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company or a Subsidiary, a receiver, trustee or liquidator of the Company or such Subsidiary or of any of its or their property, and such receiver, trustee or liquidator shall not have been removed or discharged within ninety days thereafter, or any of the property of the Company or a Subsidiary shall be sequestered and shall not be returned to the possession of the Company or such Subsidiary within sixty days thereafter; or

                 (G) a petition against the Company or any Subsidiary in a proceeding under any bankruptcy law (as now or hereafter in effect) shall be filed and shall not be dismissed within sixty days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, shall be filed and approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within ninety days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to the Company or any Subsidiary, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or such Subsidiary or of any of its or their property and such jurisdiction, custody or control shall not be relinquished or terminated within ninety days thereafter; or

                 (H) any event shall occur or condition shall exist in respect of any one or more issues of Indebtedness of the Company or any Subsidiary (other than the Notes) that is outstanding in a principal amount of at least $2,500,000 in the aggregate or the equivalent thereof, as of any date of determination, in any other currency), or under any agreement securing or relating to any such indebtedness, the effect of which is to cause such Indebtedness to become due or capable of being declared due before its stated maturity or before its regularly scheduled dates of payment, or any such Indebtedness shall not have been paid at the stated maturity thereof and any applicable grace period shall have expired; or

                 (I) final judgment for the payment of money in excess of one million dollars ($1,000,000) shall be rendered against the Company or a Subsidiary and the same shall remain undischarged for a period of thirty days during which execution shall not be effectively stayed;

then (1) upon the occurrence of any Event of Default described in Sections 11(e), (f) or (g) hereof with respect to the Company (each a "Bankruptcy Default"), all of the Notes shall automatically become immediately due and payable, (2) upon the occurrence of any Event of Default described in Sections 11(a) or (b) hereof, the holder of any Note may at any time during its continuance, by written notice to the Company, declare such Note to be due and payable, whereupon such Note shall forthwith mature and become due and payable or (3) upon the occurrence of any Event of Default other than a Bankruptcy Default, the holder or holders of at least a majority in principal amount of the Notes then outstanding (exclusive of any Notes held by the Company or any Affiliate) may at any time during its continuance, by written notice to the Company, declare all of the Notes to be due and payable, whereupon in each case all of the Notes shall forthwith mature and become due and payable.

         The amount payable upon the occurrence of an Event of Default shall be the Yield Maintenance Price of the Notes so accelerated, together with interest accrued thereon, to the extent permitted by law, to the date of payment, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the Company.

         On the Calculation Date, the Computing Holder shall give written notice to the Company and all the holders of the Notes of the amount of the Yield Maintenance Price of the Notes so accelerated, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all the holders of the Notes, absent manifest error.

         12. SUITS FOR ENFORCEMENT. In case an Event of Default shall occur and be continuing, the registered holder of this Note may proceed to protect and enforce his rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. If any registered holder of a Note shall demand payment thereof or take any action in respect of a default or an Event of Default that has occurred and is continuing, the Company will forthwith give written notice, as provided in Section 3.4 hereof, to the other registered holders of Notes, specifying such action and the nature of such default or Event of Default. The notice to the Computing Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other holders of the Notes.

         13. REMEDIES NOT WAIVED. No course of dealing between the holder hereof and the Company or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof.

         14. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         15. COSTS AND EXPENSES. If any Event of Default shall occur, the Company shall pay to each registered holder hereof, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder in connection with such Event of Default and such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorney's fees.

         16. LAW GOVERNING. This Note shall be governed by the laws of the State of Ohio.

         17. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         18. NO WAIVER. No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any such holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

         19. HEADINGS. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitutes part of this Note.

         IN WITNESS WHEREOF, The Standard Products Company has caused this Note to be signed in its corporate name by its President or one of its Vice-Presidents or its Treasurer and this Note to be dated as of the day and year first above written.

                                          THE STANDARD PRODUCTS COMPANY



                                          By:  /s/ Aubrey E. Arndt
                                               ------------------------

                         THE STANDARD PRODUCTS COMPANY
                               6.55% Senior Note
                             Due December 16, 2003

Reg. No. R-2                                                     Cleveland, Ohio
$10,000,000                                                    December 16, 1993

         THE STANDARD PRODUCTS COMPANY (herein called the "Company"), a corporation duly organized and existing under the laws of the State of Ohio, for value received, hereby promises to pay to METROPOLITAN INSURANCE AND ANNUITY COMPANY, or registered assigns, on the sixteenth day of December, 2003, the principal Sum of Ten Million Dollars ($10,000,000) in such coin or currency of the United States Of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company in Cleveland, Ohio, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of said principal sum from the date hereof at said office, in like coin or currency, semi-annually on the sixteenth day of June and December in each year, commencing June 16, 1994, at the rate of six and fifty-five one hundredths percentum (6.55%) per annum until the principal hereof shall have become due and payable. Any payment of principal of or, to the extent lawful, interest on this Note which is not paid when due shall bear interest at the greater (determined on a daily basis) of the rate of eight and fifty-five one hundredths percentum (8.55%) per annum or the rate per annum which The Chase Manhattan Bank, N.A. announces publicly from time to time as its corporate base rate of interest (or such lesser rate, if any, which is the maximum rate permitted by applicable law) (the "Overdue Interest Rate") for the period that the same is overdue.

            I. NOTES. This Note is one of the 6.55% promissory notes (the "Notes") issued pursuant to a loan agreement dated December 16, 1993 between the Company and the Purchasers listed on Schedule I thereto (the "Agreement"), in the aggregate principal amount of $75,000,000, each in the denomination of $1,000,000 or a multiple thereof, all the Notes maturing on December 16, 2003, and bearing interest payable at the same rate and on the same semi-annual dates as the interest on the principal sum of this Note.

           II. REGISTER. The Notes are issuable only as registered notes. The Company shall keep at the office or agency maintained pursuant to Section
7.1 hereof a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register the names and addresses of the holders of the Notes and shall register the transfer of Notes as provided herein, Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

         Upon due presentment for registration of transfer of any Note at such Office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $500,000 principal amount, or any multiple of $100,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so presented for registration of transfer, dated the date from which unpaid interest has then accrued thereon and registered in the name or names of the transferee or transferees. At any time at the request of the holder of any Note and upon surrender of such Note for such purpose to the Company at such office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $500,000 principal amount, or any multiple of $100,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so surrendered, dated the date from which unpaid interest had then accrued thereon and registered in such name or names as such holder may request. Each Note presented or surrendered for registration of transfer, exchange, partial payment or payment shall (if so required by the Company) be duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder thereof or his attorney duly authorized in writing.

         All exchanges and registrations of transfer of Notes shall be at the expense of the Company (including, in the case of the original Purchaser of the Notes, the cost of delivery of any such Note to the Company and delivery by it to such address in the continental United States as is requested and payment of all stamp and other documentary taxes other than any taxes incurred by reason of a transfer of title).

         The Company may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company) for the purpose of receiving payment of or on account of the principal or premium, if any, or interest on this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All payments made to the registered holder hereof shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

          III.   PREPAYMENTS.

         3.1. MANDATORY PREPAYMENTS. The Company covenants and agrees that on each December 16 commencing on December 16, 1998 to and including December 16, 2002; it will prepay $12,500,000 aggregate principal amount of the outstanding Notes.

         All such prepayments pursuant to this Section 3.1 shall be applied on the respective payment dates thereof toward the prepayment of the principal of the Notes, in each case plus accrued interest to such payment date, but without premium, PROVIDED, HOWEVER, that upon any prepayment of part of the Notes pursuant to Section 3.2 or a prepayment pursuant to Section 3.3, the principal amount of each mandatory prepayment of Notes becoming due under this Section
3.1 on or after the date of such prepayment pursuant to Section 3.2 or Section
3.3 shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced (but only in units of $1,000) as a result of such prepayment pursuant to Section 3.2 or Section 3.3. The amount required to pay accrued interest on the principal amount of the Notes to be prepaid shall be in addition to the payments above provided. The Company shall designate the Notes or portions thereof to be prepaid pursuant to this Section as in Section 4 hereof provided. No prepayment of less than all the Notes pursuant to
Section 3.2 hereof shall be credited to or relieve the Company to any extent from its obligation to make any prepayment of the Notes required by this
Section 3.1.

         3.2.    OPTIONAL PREPAYMENTS.  Upon notice given as provided in
Section 3.4 hereof, the Company at its option may prepay the Notes as a whole at any time or in part from time to time (in multiples of $100,000 principal amount) at the Yield Maintenance Price thereof. Each such notice shall specify the date on which such prepayment is to be made (an "Optional Prepayment Date"), the principal amount of the Notes of each holder so to be prepaid and the interest accrued thereon to the Optional Prepayment Date.

         On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the principal amount of the Notes so to be prepaid, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all of the holders of the Notes, absent manifest error. If the Computing Holder shall not have given the notice contemplated by this Section 3.2 by the end of the third Business Day after the Calculation Date, the Company shall be entitled to determine the Yield Maintenance Price in accordance with the terms hereof and such calculation shall be binding on the Computing Holder and all other holders, absent manifest error.

         Promptly after each such Calculation Date, the Company shall deliver to each holder of the Notes so to be prepaid on or before such Optional Prepayment Date a certificate signed by a senior financial officer of the Company setting forth the Yield Maintenance Price of the principal amount of the Notes held by such holder so to be prepaid; accompanied by a copy of the written notice by the Computing Holder referred to above (which sets forth the computation of the Yield Maintenance Price of the Notes held by the Computing Holder).

         Upon notice of any prepayment pursuant to this Section 3.2 being given as provided in Section 3.4 hereof, the Company covenants and agrees that it will prepay on the date therein fixed for prepayment the principal amount of this Note so to be prepaid as specified in such notice at the Yield Maintenance Price hereof, together with interest accrued thereon to such date fixed for prepayment.

         3.3. PREPAYMENT OF NOTES UPON CHANGE OF CONTROL. The Company covenants and is to give written notice to each holder of Notes promptly after the occurrence of a Change of Control, but in any event within 5 days thereafter. Such notice shall (a) describe in reasonable detail the facts and circumstances giving rise to such Change of Control and the effect thereof on the Company, (b) offer to prepay, on a date (the "Change of Control Prepayment Date") which shall be not less than 30 days nor more than 60 days after the date of such notice, all, but not less than all, of the Notes held by such holder, (c) request such holder to notify the Company in writing, not less than 10 days prior to the Change of Control Prepayment Date, of its acceptance or rejection of such offer and (d) inform the holder that, upon its receipt of such notice by the Company, failure to reject such offer in writing on or before the 10th day prior to the Change of Control Prepayment Date shall be deemed acceptance of such offer.

         On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the Notes held by such Computing Holder, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes. The Yield Maintenance Price set forth in such notice shall be binding on the Company, absent manifest error. If the Computing Molder shall not have given the notice contemplated by this Section 3.3 by the end of the third Business Day after the Calculation Date, the Company shall be entitled to determine the Yield Maintenance Price in accordance with the terms hereof and such calculation shall be binding on the Computing Holder and all other holders, absent manifest error.

         Thereupon, the Company covenants and agrees that on the Change of Control Prepayment Date it will prepay all the Notes held by each holder who has accepted the prepayment offer in accordance with this Section 3.3 by payment of the Yield Maintenance Price with respect to such Notes, together with interest accrued on the unpaid principal amount of such Notes to the Change Of Control Prepayment Date, and the amount so to be paid shall become due on the Change of Control Prepayment Date.

         3.4. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 3.2 hereof not less than 10 nor more than 30 days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid, together with the interest to be paid thereon and the date fixed for such prepayment. Any notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to such holder at its address designated on the date of such notice on the register or other record maintained by the Company.

           IV. ALLOCATION OF PREPAYMENTS. If less than the entire principal amount of all the Notes at the time outstanding shall be called for prepayment at any time pursuant to Section 3.1 or 3.2 hereof, the Company will allocate the principal amount so called for prepayment (but only in units of $1,000) among the registered holders of such Notes in proportion, as nearly as may be, to the respective principal amount of such Notes, not theretofore called for prepayment, of which they shall be registered holders.

            V. SURRENDER OF NOTES; NOTATION THEREON. Upon any prepayment or a portion of the principal amount of this Note, the registered holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company a new Note dated the date from which unpaid interest has then accrued thereon and payable to such Person or Persons as may be designated by such holder for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note, or may present this Note to the Company for notation hereon of the payment of the portion of the principal of this Note so prepaid.

           VI. INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called prepayment as herein provided, this Note or such portion, as the case may be, shall cease to bear interest from and after the date fixed for such prepayment; PROVIDED, HOWEVER, that if, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, this Note or such portion, as the case may be, shall bear, so far as may be lawful, interest at the Overdue Interest Rate until paid and, so far as may be lawful, any overdue instalment of interest shall also bear interest at such overdue Interest Rate.

          VII. AFFIRMATIVE COVENANTS. The Company covenants and agrees that so long as this Note shall be outstanding:

         7.1. COMPANY OFFICE. The Company will maintain an office or agency in Cleveland, Ohio, where the Notes may be presented for payment, registration of transfer, replacement or exchange as provided herein and where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made. Unless another office or agency is designated (by notice in writing to the holder hereof) by the Company, the office of the Company for the purpose of this Section 7.1 shall be 2130 West 110th Street, Cleveland, Ohio 44102.

         7.2. PAYMENT OF TAXES AND CLAIMS. The Company will promptly pay and discharge, or cause to be paid and discharged, when due, all taxes, assessments, and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income and profits of the Company or any Subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any Subsidiary or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge, or to cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books appropriate reserves in accordance with GAAP.

         7.3. CORPORATE EXISTENCE. The Company will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, its rights and franchises and do, or cause to be done, all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of each of its Subsidiaries, except where the failure to do so could not have a material and adverse effect on the business, operations, properties, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that nothing in this
Section 7.3 contained shall prevent a consolidation or merger of the Company or any Subsidiary, or the liquidation or dissolution of, or sale, transfer or disposition of all or substantially all the property and assets of the Company or any Subsidiary not otherwise prohibited by the provisions of this Note.

         7.4. MAINTENANCE. The Company will at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its property and the property of its Subsidiaries and every part thereof used or useful in the conduct of the business of the Company and its Subsidiaries in reasonably good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith and every portion thereof, in the reasonable opinion of the Company, may be properly and advantageously conducted at all times.

         7.5. INSURANCE. The Company will keep adequately insured, and cause each of its Subsidiaries to keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business against loss or damage of the kinds customarily insured against by such corporations, and carry, and cause each of its Subsidiaries to carry, such other insurance as is usually carried by corporations engaged in the same or a similar business; PROVIDED that the Company may maintain one or more programs of self-insurance for so long as such program is operated in accordance with sound financial practice.

         7.6. BOOKS AND RECORDS. The Company will at all times keep, and cause each of its Subsidiaries to keep, true and complete books of record and accounts in accordance with GAAP.

         VIII. NEGATIVE COVENANTS. The Company covenants and agrees that so long as this Note shall be outstanding:

         8.1. LEVERAGE. The Company will not suffer or permit its Leverage to at any time exceed (i) 60% during the period commencing on the Closing Date and ending on June 30, 1994, (ii) 55% during the period commencing on July 1, 1994 and ending June 30, 1995 and (iii) 50% commencing on July 1, 1995 and at all times thereafter; PROVIDED, HOWEVER, if in any fiscal quarter Leverage shall exceed 45%, then at the end of such fiscal quarter, the EBIT Ratio of the Company and its Subsidiaries on a consolidated basis for the period consisting of the immediately preceding four fiscal quarters shall be greater than 2.0 to 1.0.

         8.2. CONSOLIDATED NET WORTH. The Company will not suffer or permit the sum of the Net Worth of the Company and its Subsidiaries, determined on a consolidated basis at any time to be less than the then "Required Minimum" in effect at the time in question. On the Closing Date, the "Required Minimum" shall be Ninety Million Dollars ($90,000,000) plus an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), since December 31, 1992. On (i) the first day of each fiscal quarter of the Company thereafter (other than the first day of the Company's fiscal year), the Required Minimum shall be increased by an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), for the immediately preceding fiscal quarter; and
(ii) the first day of each fiscal year of the Company thereafter, the Required Minimum shall be adjusted to equal the Required Minimum at the beginning of the immediately preceding fiscal year increased by an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis if any (but not less than zero), for such immediately preceding fiscal year.

         8.3. CURRENT RATIO. The Company will not suffer or permit the Current Assets of the Company and its Subsidiaries at any time to fall below an amount equal to one hundred twenty-five percent (125%) of the Current Liabilities of the Company and its Subsidiaries, all as determined on a consolidated basis.

         8.4 PRIORITY INDEBTEDNESS. The Company will not itself, and will not permit any of its Subsidiaries to, incur, create, assume or guaranty (whether by discount or otherwise), or become or be contingently obligated to purchase or be liable in respect of, any Priority Indebtedness, if the aggregate principal amount of all such Priority Indebtedness (including Priority Indebtedness existing on the Closing Date) at any time outstanding would exceed 20% of Stockholders' Equity.

         Any corporation which becomes a Subsidiary on or after the Closing Date shall be deemed to have incurred, at the time it becomes a Subsidiary, any Priority Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

         8.5. RESTRICTED INVESTMENTS. The Company will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, except:

                 (A) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less;

                 (B) commercial Paper issued by U.S. corporations having a rating of "P-2" or better from Moody's and "A-2" or better from S&P;

                 (C) certificates of deposit or bankers acceptances having a maturity of one year or less issued by (i) commercial banks (x) located in the United States of America, or any other jurisdiction which permits the cash evidenced by such certificates of deposit or bankers' acceptances to be freely remitted to the United States of America, and (y) whose long term debt obligations are at all times accorded a rating of "A" or better by S&P, "A2" or better by Moody's or "A" or better by the International Bank Credit Agency (or an equivalent rating by another recognized credit rating agency of similar standing if none of such entities is then in the business of rating long term debt obligations of commercial banks);

                 (D) investments by the Company in Nishikawa Standard Company ("NISCO") in an amount (including such investments existing on the Closing Date and any such investments made subsequent to the Closing
         Date) not to exceed $15,000,000 (without giving effect to the Net Income of NISCO subsequent to the Closing Date);

                 (E) investments in the Holm Industries, Inc. joint venture in Mexico (the "Mexican JV") in an amount (including such investments existing on the Closing Date and any such investments made subsequent to the Closing Date) not to exceed $5,000,000 (without giving effect to the Net Income of the Mexican JV subsequent to the Closing Date);

                 (F) investments in a Subsidiary of the Company or in a corporation which becomes a Subsidiary of the Company as a result of such investment or an investment in the Company by a Wholly Owned Subsidiary of the Company;

                 (G) loans and advances to employees made in the ordinary course of business and consistent with past practice or to a director or officer of the Company; PROVIDED, HOWEVER, that the aggregate of all loans and advancer to all directors and officers shall not exceed $500,000 (or the equivalent thereof in any other currency) at any one time outstanding;

                 (H) any endorsement of a check or other medium of payment or deposit or collection, or any similar transaction in the normal course of business; and

                 (I)  other investments not otherwise permitted in (A) through
         (H) above in an aggregate amount not exceeding 10% of Stockholder's Equity.

         8.6. SALE AND LEASE OF ASSETS; MERGER. (A) the Company will not, and will not permit any Subsidiary to sell, lease, transfer or otherwise dispose of all or any part of its properties and assets, except that the Company and its Subsidiaries may sell or otherwise dispose of any assets (i) if such sale or disposition is in the ordinary course of business or (ii) other than in the ordinary course of business, unless (x) the aggregate book value of all such sales or dispositions (on a consolidated basis) during the most recent 12-month accounting period would exceed 15% of Total Assets as computed at the end of the most recent quarter preceding such sale or since the Closing Date would exceed 25% of Total Assets as computed at the end of the most recent fiscal year preceding such sale or (y) such assets in the aggregate contributed more than 10% of Net Income of the Company and its Subsidiaries on a consolidated basis in the most recent 12-month accounting period or 25% of Net Income since the Closing Date.

         (B) The Company will not consolidate with or merge into any other corporation, or permit another corporation to merge into it, unless, at the time of such transaction and immediately after giving effect thereto, (i) no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, and (ii) if the successor formed by or resulting from such consolidation or merger is other than the Company, such successor

                 (x) shall be a corporation duly organized and existing under the laws of the United States of America or any state thereof, and

                 (y) shall, by written instrument satisfactory to each holder of the Notes, expressly assume the due and punctual performance and observance of all the obligations, terms, covenants, agreements and conditions of the Agreement and the Notes to be performed or observed by the Company such that the Notes would be a direct senior obligation of such successor ranking PARI PASSU with any outstanding senior indebtedness of such successor.

         8.7. INTERCOMPANY INDEBTEDNESS. The Company will not create, incur, assume or guarantee, or otherwise become or be liable in respect of, any Indebtedness owing to any Subsidiary or Affiliate unless such indebtedness is unsecured and is subordinated and junior in right of payment to the Notes on substantially the terms set forth in Exhibit 8.7 attached hereto.

         8.8. RESTRICTIONS ON SUBSIDIARIES. The Company will not cause, suffer or permit any Subsidiary to

                 (i) issue or dispose of any shares of its capital stock to any Person other than the Company or a Wholly Owned Subsidiary, except to the extent, if any, required to qualify directors under any applicable law or required to be issued to (x) other stockholders of such Subsidiary by virtue of their exercise of preemptive rights or
         (y) other stockholders of such Subsidiary as their pro-rata share of any stock dividend; or

                 (ii) sell, assign, transfer, dispose of or in any way part with control of any share of capital stock of any other Subsidiary owned by it, or any Indebtedness owing to it from the Company or another Subsidiary, except in either case to the Company or a Wholly Owned Subsidiary; or

                 (iii) acquire, directly or indirectly, any stock of any other corporation which immediately after such acquisition would become a Subsidiary, unless immediately after giving effect to such acquisition
         (A) the Company and/or one or more Wholly Owned Subsidiaries shall own, directly or indirectly, all outstanding capital stock of such corporation having any preference as to dividends or upon liquidation, and all rights, options and warranties to acquire any such preference stock, and (B) no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

         8.9. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

           IX. WAIVER OF COMPLIANCE. Any of the acts which the Company or a Subsidiary is prohibited from doing by any of the provisions of Section 8 hereof, or is required to do by any of the provisions of Section 7 hereof, may, notwithstanding the provisions of said Sections or any other provision of this Note, be done or omitted, as the case may be, by the Company or such Subsidiary, and any of the provisions contained in Sections 7 and 8 hereof may be amended, if the registered holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time outstanding consent thereto or waive compliance with any such provision or provisions in writing. In determining whether the holders of any specified percentage in principal amount of the Notes have concurred in any consent or waiver pursuant to any of the provisions of this Note, Notes at the time owned by the Company or by any Affiliate shall be disregarded and the principal amount of the Notes (or the portion thereof) theretofore prepaid, or called for prepayment, if the Company is ready and willing to prepay, shall also be disregarded.

            X. DEFINITIONS. For the purpose of this Note, unless otherwise defined or the context otherwise requires:

         "ACQUISITION" means the acquisition pursuant to the Stock Sale Agreement of (i) the capital stock of Industrial and certain other corporate entities by International and (ii) the acquisition of the capital stock of Rubber Industrial Holding Company by the Company.

         "AFFILIATE" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of the Voting Stock of the Company or a Subsidiary or which has 5% or more of its Voting stock (or, in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or a Subsidiary, and any director or officer of the Company or its Subsidiaries. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled by" and "under common control with" have meanings correlative to the foregoing.

         "AGREEMENT" shall have the meaning specified in Section 1 hereof.

         "BANKRUPTCY DEFAULT" shall have the meaning specified in the first paragraph of Section 11 hereof.

         "BUSINESS DAY" means and includes any day on which banks are required to be open to carry on their normal business in the States of New York and Ohio.

         "CALCULATION DATE" means the date on which the Yield Maintenance Price on the Notes being prepaid pursuant to Sections 3.2 or 3.3 hereof or accelerated pursuant to Section 11 hereof, as the case may be, is to be determined by the Computing Holder with respect to such Notes. If the Notes are being prepaid pursuant to Sections 3.2 or 3.3 hereof, the Calculation Date shall be the fifth Business Day prior to the Optional Prepayment Date established pursuant to Section 3.2 hereof or the Change of Control Prepayment Date established pursuant to Section 3.3 hereof, respectively. If the Notes are being accelerated pursuant to Section 11 hereof, the Calculation Date shall be the date of acceleration of such Notes.

         "CAPITALIZED LEASE" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATION" means at any time the capitalized amount of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet of the lessee.

         "CHANGE OF CONTROL" means any acquisition by any Person or related Persons that would constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, (other than Persons owning 4% or more of the issued and outstanding capital stock of the Company on the Closing Date and members of their families, including siblings, spouse, children and grandchildren of any of them or any trust whose principal beneficiary is such Person, or one or more members of the family of any of them) of (a) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (b) all or substantially all of the properties and assets of the Company. For the purposes of this definition, "acquisition" of the power or properties and assets stated in the preceding sentence means the earlier of (i) the actual possession thereof and (ii) the consummation of any transaction or series of related transactions which, with the passage of time, will give such Person or Persons the actual possession thereof.

         "CHANGE OF CONTROL PREPAYMENT DATE" shall have the meaning specified in Section 3.3 hereof.

         "CODE"  means the Internal Revenue Code of 1986, as amended.

         "COMPUTING HOLDER" means as of a Calculation Date with respect to (a) the prepayment of Notes pursuant to Section 3.2 hereof or acceleration of the Notes pursuant to clause (3) of the first paragraph of Section 11 hereof, as the case may be, the holder at such date of the largest aggregate principal amount of the outstanding Notes or (b) the prepayment of the Notes pursuant to
Section 3.3 hereof or acceleration pursuant to clause (2) of the first paragraph of Section 11 hereof, as the case may be, the holder of the Notes at such date so being prepaid or accelerated. For purposes of such determination, the holder of any Note and any of its affiliates or subsidiaries that are holders of any Notes shall be treated as one holder.

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of January 19, 1993, among the Company, as Borrower, the Banks which are signatories thereto, and National City bank, as Agent.

         "CURRENT ASSETS" means the net book value of all such assets (after deducting applicable reserves, if any, and without giving consideration to any reappraisal or write-up of assets after the date hereof other than any Permitted Write-Up) as determined in accordance with GAAP.

         "CURRENT LIABILITIES" means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any Funded Indebtedness maturing within twelve (12) months of the date of determination.

         "EBIT RATIO" means the ratio of (a) the aggregate of the consolidated
(i) Net Income of the Company and its Subsidiaries PLUS (ii) interest expense thereof PLUS (iii) federal and state income taxes thereof PLUS (iv) amortization charges for Permitted Write-Ups and goodwill resulting from the Acquisition to (B) the consolidated interest expense of the Company and its Subsidiaries.

         "ELIGIBLE TRANSFEREE" means (i) any bank, savings bank, savings and loan association or insurance company, (ii) any pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) any investment company owned by any bank, savings bank, savings and loan association or insurance company, or
(iv) any investment banking company.

         "ENVIRONMENTAL LAW" means any federal, state or local statute, ordinance, rule, regulation, decree or law (common or otherwise) regulating or relating to industrial hygiene or the condition of the environment (including the effects upon human health arising out of the condition of the environment) or imposing liability or standards of conduct with respect to the use, generation, handling, storage, treatment, transport, or disposal, or otherwise concerning, any hazardous, toxic, or dangerous waste, substance or material, now or at any time hereafter in effect.

         "EVENT OF DEFAULT" has the meaning specified in Section 11 hereof.

         "EXCESS MEXICAN JV AMOUNT" means the amount in excess of $5,000,000 by which the investment in the Mexican JV permitted by Section 8.5(E) hereof is required to be increased on the Company's balance sheet in accordance with GAAP to take into account the Company's proportionate share of the Mexican JV's Net Income.

         "EXCESS NISCO AMOUNT" means the amount in excess of $15,000,000 by which the investment in NISCO permitted by Section 8.5(D) hereof is required to be increased on the Company's balance sheet in accordance with GAAP to take into account the Company's proportionate share of NISCO's Net Income.

         "FUNDED INDEBTEDNESS" means Indebtedness of the Person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any Indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that Person or entity (in the absence of default) to a date more than one year after the date of determination, (b) Capitalized Lease Obligations, (c) any guaranty of Funded Indebtedness owing by another person or entity and (d) any Funded Indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the Person or entity in question even if the full faith and credit of that Person or entity is not pledged to the payment thereof.

         "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) Indebtedness for Borrowed Money, (ii) obligations under contingent sales contracts or obligations to pay the deferred purchase price of property or services, (iii) Capitalized Lease Obligations, (iv) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any person, all obligations of such Person for money borrowed, including, without limitation, all notes payable, and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments or obligations upon which interest charges are customarily paid or discounted.

         "INDUSTRIEL" means Standard Products Industriel SA, a corporation organized under the Laws of France.

         "INTERNATIONAL" means a French corporation which is a Subsidiary of Company (the capital stock of which is owned entirely by the Company, other Subsidiaries of the Company and directors of international to the extent required by the laws of France) which was formed and which was the assignee of the rights of the Company under the Stock Sale Agreement to acquire the capital stock of Industriel and certain other related entities of Industrial pursuant to the Stock Sale Agreement.

         "LEVERAGE" means the quotient (expressed as a percentage) of (a) the sum of, without duplication, the principal of all of the Indebtedness for Borrowed Money of the Company and its Subsidiaries plus the principal of the Funded Indebtedness of the Company and its Subsidiaries (for the purpose of this definition, including the current portion, if any, of each item of such Funded Indebtedness), divided by (b) the sum of such Funded Indebtedness and such Indebtedness for Borrowed Money to the extent specified in clause (a) above plus the Stockholder's Equity, all for Borrowed Money to the extent specified in clause (a) above plus the Stockholder's Equity, all as determined on a consolidated basis in accordance with GAAP.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For the purposes hereof, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

         "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized rating agency.

         "NET INCOME" means net income as determined in accordance with GAAP, after taxes and excluding extraordinary items, but without giving effect to any gain from any re-appraisal or write-up of any asset.

         "NET WORTH" means the excess (as determined on a consolidated basis and in accordance with GAAP, but excluding from all such determinations any "foreign currency translation adjustments" reflected in the consolidated financial statements of the Company and its Subsidiaries under the heading "Shareholders Equity") of the net book value (after deducting (i) all applicable valuation reserves, (ii) the Excess NISCO Amount and (iii) the Excess Mexican JV Amount and without giving consideration to any reappraisal or write-up of assets effected after the date hereof other than any Permitted Write-Up) of the tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, goodwill and treasury shares) of the Company and its Subsidiaries on a consolidated basis over the Total Liabilities thereof.

         "NOTES" shall have the meaning specified in Section 1 hereof.

         "OPTIONAL PREPAYMENT DATE" shall have the meaning specified in Section
3.2 hereof.

         "OVERDUE INTEREST RATE" shall have the meaning specified in the first full paragraph of this Note.

         "PERMITTED WRITE-UP" means any write-up of the assets of Industriel, its Subsidiaries or any other corporation or entity acquired by the Company or International in connection with the Acquisition to the extent made in accordance with GAAP and made in connection with the Acquisition and to the extent reflected in the consolidated financial statements of the Company and its Subsidiaries.

         "PERSON" means and includes an individual, a corporation, a partnership, a firm, a joint venture, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

         "PERMITTED LIEN"  means

         (1) any security interest or other Lien arising by operation of law and in the ordinary course of business (not including any security interest or other Lien that secures any Indebtedness for Borrowed Money or any guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other Lien in question)),

         (2) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

         (3) any Lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or as a condition to the transaction of business or the exercise of any right, privilege or license,

         (4) any mortgage, security interest or other Lien granted by a Subsidiary to another Wholly Owned Subsidiary or by a Subsidiary to the Company,

         (5) any Lien in respect of property acquired or constructed by the Company or any Subsidiary after the Closing Date, which Lien is created at the time or acquisition or completion of construction of such property, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, PROVIDED, that (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, (ii) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property shall not exceed the lesser of cost and fair market value of such property at the time of such acquisition, and (iii) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property outstanding at any one time shall not exceed an aggregate of $5,000,000 (or the equivalent thereof in any other currency); or

         (6)  any license or royalty agreement.

         "PRIORITY INDEBTEDNESS" means Indebtedness of the Company which is secured by any Lien (other than Permitted Liens) and all Indebtedness of Subsidiaries.

         "RESPONSIBLE OFFICER" means the Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Operating Officer of the Company or any other officer performing substantially the same functions as any of them.

         "S&P" means Standard & Poor's Corporation and any successor thereto which is a nationally recognized rating agency.

         "STOCK SALE AGREEMENT" means that certain Stock Sale Agreement, December 19, 1992, among Mr. Jean-Claude Smadja on behalf of himself and on behalf of certain other individuals and entities pursuant to powers of attorney, Mr. Rifat Kamhi acting pursuant to special power or attorney granted by Panane Holding B.V. and the Company (certain of the rights of the Company under the Stock Sale Agreement will be assigned to International for the purposes of consummating the Acquisition).

         "STOCKHOLDER'S EQUITY" means the excess (as determined on a consolidated basis and in accordance with GAAP, but excluding from all such determinations any "foreign currency translation adjustments" reflected in the consolidated financial statements of the Company and its Subsidiaries under the heading "Shareholders' Equity") of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up of assets after the date hereof other than any Permitted Write-up) of all of the assets (i.e., including intangibles such as patents, costs of businesses over net assets acquired and goodwill arising out of the Acquisition) of the Company and its Subsidiaries on a consolidated basis over the Total Liabilities thereof.

         "SUBSIDIARY" means any corporation more than 50% of the outstanding Voting Stock of which at the time is owned directly or indirectly by the Company and/or by one or more Subsidiaries.

         "TOTAL ASSETS" means the aggregate without duplication of all assets of the Company and its Subsidiaries on a consolidated basis that appear or ought to appear on their respective balance sheets in accordance with GAAP.

         "TOTAL LIABILITIES" means the aggregate (without duplication) of all liabilities of the Company and its Subsidiaries on a consolidated basis that appear or ought to appear on their respective balance sheets as determined in accordance with GAAP.

         "VOTING STOCK" of a corporation means the capital stock of such corporation of the class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions) of such corporation.

         "WEIGHTED AVERAGE LIFE TO FINAL MATURITY" of any Indebtedness (including the Notes) as of the time of determination thereof means the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of such Indebtedness by the then outstanding principal amount of such Indebtedness. For the purposes of this definition, "REMAINING DOLLAR-YEARS" means the sum of the amounts obtained by multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date such repayment is scheduled to be made.

         "WHOLLY OWNED SUBSIDIARY" means any Subsidiary all of whose outstanding stock (other than directors, qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

         "YIELD MAINTENANCE PRICE" means, with respect to any principal amount of Notes being prepaid pursuant to Section 3.2 hereof or Section 3.3 hereof or accelerated pursuant to Section 11 hereof, as the case may be, the greater of
(1) the sum of the respective Payment Values of each prospective interest payment (excluding from the first prospective interest payment any amount of interest accrued to the applicable date of prepayment or acceleration), prospective mandatory principal prepayment and the principal payment at maturity in respect of such Notes (the amount of each such payment being herein referred to as a "PAYMENT"), or (2) the unpaid principal amount of such Notes. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment (such scheduled date or dates of Payments of principal, in the case of Notes being partially prepaid, to be applied against payment at maturity or mandatory prepayments under the relevant provisions of the Notes) to the applicable date of prepayment or acceleration, as the case may be. The "REINVESTMENT RATE" is a rate per annum equal to the sum of (a) .50% and (b) the yield which shall be imputed from the yields of those actively traded "On The Run" United States Treasury securities having maturities as close as practicable to the Weighed Average Life to Final Maturity of the principal amount of the Notes so to be prepaid or accelerated, as the case may be. The yields of such United States Treasury securities shall be determined as of 10 A.M. Eastern Time, on the Calculation Date.

           XI. DEFAULTS; EVENTS OF DEFAULT. This Note shall become and be due and payable upon demand made by the registered holder hereof if one or more of the following events, herein called "Events of Default," shall happen (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such demand or at the time of a similar demand from the holder of any other Note:

                 A. default shall be made in payment of the principal of any Note, with the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                 B. default shall be made in the payment of any instalment of interest on any Note according to its tenor when and as the same shall become due and payable and such default shall continue for a period of five days; or

                 C. default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Sections 3 or 8 hereof; or

                 D. default shall be made in the due observance or performance of any other covenant, condition, or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue for thirty days after the earlier of (i) the Company's knowledge thereof and (ii) the receipt of written notice thereof, specifying such default and requiring the same to be remedied, from the registered holder of any Note; or

                 E. the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent, or shall consent to the appointment of a receiver, trustee or liquidator of itself or of any substantial part of its property or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or a voluntary petition or an answer seeking reorganization in a proceeding, under any bankruptcy law (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against the Company or any Subsidiary in any such proceeding, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or stockholders shall take action looking to the dissolution or liquidation of the Company (except in connection with a consolidation with, or a merger of the Company with or into, another corporation pursuant to Section 8.6 hereof); or

                 F. an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company or a Subsidiary, a receiver, trustee or liquidator of the Company or such Subsidiary or of any of its or their property, and such receiver, trustee or liquidator shall not have been removed or discharged within ninety days thereafter, or any of the property of the Company or a Subsidiary shall be sequestered and shall not be returned to the possession of the Company or such Subsidiary within sixty days thereafter; or

                 G. a petition against the Company or any Subsidiary in a proceeding under any bankruptcy law (as now or hereafter in effect) shall be filed and shall not be dismissed within sixty days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, shall be filed and approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within ninety days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to the Company or any Subsidiary, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or such Subsidiary or of any of its or their property and such jurisdiction, custody or control shall not be relinquished or terminated within ninety days thereafter; or

                 H. any event shall occur or condition shall exist in respect of any one or more issues of Indebtedness of the Company or any Subsidiary (other than the Notes) that is outstanding in a principal amount of at least $2,500,090 in the aggregate or the equivalent thereof, as of any date of determination, in any other currency), or under any agreement securing or relating to any such Indebtedness, the effect of which is to cause such Indebtedness to become due or capable of being declared due before its stated maturity or before its regularly scheduled dates of payment, or any such Indebtedness shall no have been paid at the stated maturity thereof and any applicable grace period shall have expired; or

                 I. final judgment for the payment of money in excess of one million dollars ($1,000,000) shall be rendered against the Company or a Subsidiary and the same shall remain undischarged for a period of thirty days during which execution shall not be effectively stayed;

then (1) upon the occurrence of any Event of Default described in Sections 11(e), (f) or (g) hereof with respect to the Company (each a "Bankruptcy Default"), all of the Notes shall automatically become immediately due and payable, (2) upon the occurrence of any Event of Default described in Sections 11(a) or (b) hereof, the holder of any Note may at any time during its continuance, by written notice to the Company, declare such Note to be due and payable, whereupon such Note shall forthwith mature and become due and payable or (3) upon the occurrence of an Event of Default other than a Bankruptcy Default, the holder or holders of at least a majority in principal amount of the Notes then outstanding (exclusive of any Notes held by the Company or any Affiliate) may at any time during its continuance, by written notice to the Company, declare all of the Notes to be due and payable, whereupon in each case all of the Notes shall forthwith mature and become due and payable.

         The amount payable upon the occurrence of an Event of Default shall be the Yield Maintenance Price of the Notes so accelerated, together with interest accrued thereon, to the extent permitted by law, to the date of payment, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the Company.

         On the Calculation Date, the Computing Holder shall give written notice to the Company and all the holders of the Notes of the amount of the Yield Maintenance Price of the Notes so accelerated, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all the holders of the Notes, absent manifest error.

          XII. SUITS FOR ENFORCEMENT. In case an Event of Default shall occur and be continuing, the registered holder of this Note may proceed to protect and enforce his rights by suit in equity, action at law/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. If any registered holder of a Note shall demand payment thereof or take any action in respect of a default or an Event of Default that has occurred and is continuing, the Company will forthwith give written notice, as provided in Section 3.4 hereof, to the other registered holders of Notes, specifying such action and the nature of such default or Event of Default. The notice to the Computing Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other holders of the Notes.

         XIII. REMEDIES NOT WAIVED. No course of dealing between the holder hereof and the Company or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof.

          XIV. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

           XV. COSTS AND EXPENSES. If any Event of Default shall occur, the Company shall pay to each registered holder hereof, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder in connection with such Event of Default and such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorney's fees.

          XVI. LAW GOVERNING. This Note shall be governed by the laws of the State of Ohio.

         XVII. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         XVIII. NO WAIVER. No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any such holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

           XIX. HEADINGS. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

         IN WITNESS WHEREOF, The Standard Products Company has caused this Note to be signed in its corporate name by its President or one of its Vice-Presidents or its Treasurer and this Note to be dated as of the day and year first above written.

                                        THE STANDARD PRODUCTS COMPANY


                                        By:  /s/ Aubrey E. Arndt
                                             ------------------------

                         THE STANDARD PRODUCTS COMPANY
                               6.55% Senior Note
                             Due December 16, 2003

Reg. No. R-3                                                     Cleveland, Ohio
$5,000,000                                                     December 16, 1993

         THE STANDARD PRODUCTS COMPANY (herein called the "Company"), a corporation duly organized and existing under the laws of the State of Ohio, for value received, hereby promises to pay to METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY, or registered assigns, on the sixteenth day of December, 2003, the principal sum of Five Million Dollars ($60,000,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company in Cleveland, Ohio, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of said principal sum from the date hereof at said office, in like coin or currency, semi-annually on the sixteenth day of June and December in each year, commencing June 16, 1994, at the rate of six and fifty-five one hundredths percentum (6.55%) per annum until the principal hereof shall have become due and payable. Any payment of principal of or, to the extent lawful, interest on this Note which is not paid when due shall beat interest at the greater (determined on a daily basis) of the rate of eight and fifty-five one hundredths percentum (8.55%) per annum or the rate per annum which The Chase Manhattan Bank, N.A. announces publicly from time to time as its corporate base rate of interest (or such lesser rate, if any, which is the maximum rate permitted by applicable law) (the "Overdue Interest Rate") for the period that the same is overdue.

         1. NOTES. This Note is one of the 6.55% promissory notes (the "Notes") issued pursuant to a loan agreement dated December 16, 1993 between the Company and the Purchasers listed on Schedule I thereto (the "Agreement"), in the aggregate principal amount of $75,000,000, each in the denomination of $1,000,000 or a multiple thereof, all the Notes maturing on December 16, 2003, and bearing interest payable at the same rate and on the same semi-annual dates as the interest on the principal sum of this Note.

         2.      REGISTER. The Notes are issuable only as registered notes.
The Company shall keep at the office or agency maintained pursuant to Section
7.1 hereof a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register the names and addresses of the holders of the Notes and shall register the transfer of Notes as provided herein. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

         Upon due presentment for registration of transfer of any Note at such office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $500,000 principal amount, or any multiple of $100,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so presented for registration of transfer, dated the date from which unpaid interest has then accrued thereon and registered in the name or names of the transferee or transferees. At any time at the request of the holder of any Note and upon surrender of such Note for such purpose to the Company at such office or agency, the Company will execute, register and deliver in exchange therefor a new Note or Notes, each in a minimum denomination of $500,000 principal amount, or any multiple of $100,000 in excess thereof, equal in aggregate principal amount to the unpaid principal amount of the Note so surrendered, dated the date from which unpaid interest has then accrued thereon and registered in such name or names as such holder may request. Each Note presented or surrendered for registration of transfer, exchange, partial payment or payment shall (if so required by the Company) be duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder thereof or his attorney duly authorized in writing.

         All exchanges and registrations of transfer of Notes shall be at the expense of the Company (including, in the case of the original purchaser of the Notes, the cost of delivery of any such Note to the Company and delivery by it to such address in the continental United States as is requested and payment of all stamp and other documentary taxes other than any taxes incurred by reason of a transfer of title).

         The Company may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company) for the purpose of receiving payment of or on account of t he principal of, premium, if any, or interest on this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All payments made to the registered holder hereof shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

         3.      PREPAYMENTS.

         3.1. MANDATORY PREPAYMENTS. The Company covenants and agrees that on each December 16 commencing on December 16, 1998 to and including December 16, 2002; it will prepay $12,500,000 aggregate principal amount of the outstanding Notes.

         All such prepayments pursuant to this Section 3.1 shall be applied on the respective payment dates thereof toward the prepayment of the principal of the Notes, in each case plus accrued interest to such payment date, but without premium, PROVIDED, HOWEVER, that upon any prepayment of part of the Notes pursuant to Section 3.2 or a prepayment pursuant to Section 3.3., the principal amount of each mandatory prepayment of Notes becoming due under this Section
3.1 on or after the date of such prepayment pursuant to Section 3.2 or Section
3.3 shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced (but only in units of $1,000) as a result of such prepayment pursuant to Section 3.2 or Section 3.3. The amount required to pay accrued interest on the principal amount of the Notes to be prepaid shall be in addition to the payments above provided. The Company shall designate the Notes or portions thereof to be prepaid pursuant to this Section as in Section 4 hereof provided. No prepayment of less than all the Notes pursuant to
Section 3.2 hereof shall be credited to or relieve the Company to any extent from its obligation to make any prepayment of the Notes required by this
Section 3.1.

         3.2.    OPTIONAL PREPAYMENTS.  Upon notice given as provided in
Section 3.4 hereof, the Company at its option may prepay the Notes as a whole at any time or in part from time to time (in multiples of $100,000 principal amount) at the Yield Maintenance Price thereof. Each such notice shall specify the date on which such prepayment is to be made (an "Optional Prepayment Date"), the principal amount of the Notes of each holder so to be prepaid and the interest accrued thereon to the Optional Prepayment Date.

         On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the principal amount of the Notes so to be prepaid, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all of the holders of the Notes, absent manifest error. If the Computing Holder shall not have given the notice contemplated by this Section 3.2 by the end of the third Business Day after the Calculation Date, the Company shall be entitled to determine the Yield Maintenance Price in accordance with the terms hereof and such calculation shall be binding on the Computing Holder and all other holders, absent manifest error.

         Promptly after each such Calculation Date, the Company shall deliver to each holder of the Notes so to be prepaid on or before such Optional Prepayment Date a certificate signed by a senior financial officer of the Company setting forth the Yield Maintenance Price of the principal amount of the Notes held by such holder so to be prepaid, accompanied by a copy of the written notice by the Computing Holder referred to above (which sets forth the computation of the Yield Maintenance Price of the Notes held by the Computing Holder).

         Upon notice of any prepayment pursuant to this Section 3.2 being given as provided in Section 3.4 hereof, the Company covenants and agrees that it will prepay on the date therein fixed for prepayment the principal amount of this Note so to be prepaid as specified in such notice at the Yield Maintenance Price hereof, together with interest accrued thereon to such date fixed for prepayment.

         3.3. PREPAYMENT OF NOTES UPON CHANGE OF CONTROL. The Company covenants and agrees to give written notice to each holder of Notes promptly after the occurrence of a Change of Control, but in any event within 5 days thereafter. Such notice shall (a) describe in reasonable detail the facts and circumstances giving rise to such Change of Control and the effect thereof on the Company, (b) offer to prepay, on a date (the "Change of Control Prepayment Date") which shall be not less than 30 days nor more than 60 days after the date of such notice, all, but not less than all, of the Notes held by such holder, (c) request such holder to notify the Company in writing, not less than 10 days prior to the Change of Control Prepayment Date, of its acceptance or rejection of such offer and (d) inform the holder that, upon its receipt of such notice by the Company, failure to reject such offer in writing on or before the 10th day prior to the Change of Control Prepayment Date shall be deemed acceptance of such offer.

         On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the Notes held by such Computing Holder, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes. The Yield Maintenance Price set forth in such notice shall be binding on the Company, absent manifest error. If the Computing Holder shall not have given the notice contemplated by this Section 3.3 by the end of the third Business Day after the Calculation Date, the Company shall be entitled to determine the Yield Maintenance Price in accordance with the terms hereof and such calculation shall be binding on the Computing Holder and all other holders, absent manifest error.

         Thereupon, the Company covenants and agrees that on the Change of Control Prepayment Date it will prepay all the Notes held by each holder who has accepted the prepayment offer in accordance with this Section 3.3 by payment of the Yield Maintenance Price with respect to such Notes, together with interest accrued on the unpaid principal amount of such Notes to the Change of Control Prepayment Date, and the amount so to be paid shall become due on the Change of Control Prepayment Date.

         3.4. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 3.2 hereof not less than 10 nor more than 30 days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid, together with the interest to be paid thereon and the date fixed for such prepayment. Any notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to such holder at its address designated on the date of such notice on the register or other record maintained by the Company.

         4. ALLOCATION OF PREPAYMENTS. If less than the entire principal amount of all the Notes at the time outstanding shall be called for prepayment at any time pursuant to Section 3.1 or 3.2 hereof, the Company will allocate the principal amount so called for prepayment (but only in units of $1,000) among the registered holders of such Notes in proportion, as nearly as may be, to the respective principal amount of such Notes, not theretofore called for prepayment, of which they shall be registered holders.

         5. SURRENDER OF NOTES; NOTATION THEREOF. Upon any prepayment of a portion of principal amount of this Note, the registered holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company a new Note dated the date from which unpaid interest has then accrued thereon and payable to such Person or Persons as may be designated by such holder for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note, or may present this Note to the Company for notation hereon of the payment of the portion of the principal of this Note so prepaid.

         6. INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion, as the case may be, shall cease to bear interest from and after the date fixed for such prepayment; PROVIDED, HOWEVER, that if, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, this Note or such portion, as the case may be, shall bear, so far as may be lawful, interest at the Overdue Interest Rate until paid and, so far as may be lawful, any overdue instalment of interest shall also bear interest at such Overdue Interest Rate.

         7. The Company covenants and agrees that so long as this Note shall be outstanding:

         7.1. COMPANY OFFICE. The Company will maintain an office or agency in Cleveland, Ohio, where the Notes may be presented for payment, registration of transfer, replacement or exchange as provided herein and where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made. Unless another office or agency is designated (by notice in writing to the holder hereof) by the Company, the office of the Company for the purpose of this Section 7.1 shall be 2130 West 110th Street, Cleveland, Ohio 44102.

         7.2. PAYMENT OF TAXES AND CLAIMS. The Company will promptly pay and discharge, or cause to be paid and discharged, when due, all taxes, assessments, and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income and profits of the Company or any Subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any Subsidiary, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon such properties or any part thereof, PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge, or to cause to he paid and discharged, any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books appropriate reserves in accordance with GAAP.

         7.3. CORPORATE EXISTENCE. The Company will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, its rights and franchises and do, or cause to be done, all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of each of its Subsidiaries, except where the failure to do so could not have a material and adverse effect on the business, operations, properties, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that nothing in this
Section 7.3 contained shall prevent a consolidation or merger of the Company or any Subsidiary, or the liquidation or dissolution of, or sale, transfer or disposition of all or substantially all the property and assets of the Company or any Subsidiary not otherwise prohibited by the provisions of this Note.

         7.4. MAINTENANCE. The Company will at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its property and the property of its Subsidiaries and every part thereof used or useful in the conduct of the business of the Company and its Subsidiaries in reasonably good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith and every portion thereof, in the reasonable opinion of the Company, may be properly and advantageously conducted at all times.

         7.5. INSURANCE. The Company will keep adequately insured, and cause each of its Subsidiaries to keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business against loss or damage of the kinds customarily insured against by such corporations, and carry, and cause each of its Subsidiaries to carry, such other insurance as is usually carried by corporations engaged in the same or a similar business; PROVIDED that the Company may maintain one or more programs of self-insurance for so long as such program is operated in accordance with sound financial practice.

         7.6. BOOKS AND RECORDS. The Company will at all times keep, and cause each of its Subsidiaries to keep, true and complete books of record and accounts in accordance with GAAP.

         8. NEGATIVE COVENANTS. The Company covenants and agrees that so long as this Note shall be outstanding:

         8.1. LEVERAGE. The Company will not suffer or permit its Leverage to at any time exceed (i) 60% during the period commencing on the Closing Date and ending on June 30, 1994, (ii) 55% during the period commencing on July 1, 1994 and ending June 30, 1995 and (iii) 50% commencing on July 1, 1995 and at all times thereafter; PROVIDED, HOWEVER, if in any fiscal quarter Leverage shall exceed 45%, then at the end of such fiscal quarter, the EBIT Ratio of the Company and its Subsidiaries on a consolidated basis for the period consisting of the immediately preceding four fiscal quarters shall be greater than 2.0 to 1.0.

         8.2. CONSOLIDATED NET WORTH. The Company will not suffer or permit the sum of the Net Worth of the Company and its Subsidiaries, determined on a consolidated basis at any time to be less than the then "Required Minimum" in effect at the time in question. On the Closing Date, the "Required Minimum" shall be Ninety Million Dollars ($90,000,000) plus an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), since December 31, 1992. On (i) the first day of each fiscal quarter of the Company thereafter (other than the first day of the Company's fiscal year), the Required Minimum shall be increased by an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), for the immediately preceding fiscal quarter; and
(ii) the first day of each fiscal year of the Company thereafter, the Required Minimum shall be adjusted to equal the Required Minimum at the beginning of the immediately preceding fiscal year increased by an amount equal to fifty percent (50%) of the Net Income of the Company and its Subsidiaries, determined on a consolidated basis, if any (but not less than zero), for such immediately preceding fiscal year.

         8.3. CURRENT RATIO. The Company will not suffer or permit the Current Assets of the Company and its Subsidiaries at any time to fall below an amount equal to one hundred twenty-five percent (125%) of the Current Liabilities of the Company and its Subsidiaries, all as determined on a consolidated basis.

         8.4. PRIORITY INDEBTEDNESS. The Company will not itself, and will not permit any of its Subsidiaries to, incur, create, assume or guaranty (whether by discount or otherwise), or become or be contingently obligated to purchase or be liable in respect of, any Priority Indebtedness, if the aggregate principal amount of all such Priority Indebtedness (including Priority Indebtedness existing on the Closing Date) at any time outstanding would exceed 20% of Stockholders' Equity.

         Any corporation which becomes a Subsidiary on or after the Closing Date shall be deemed to have incurred, at the time it becomes a Subsidiary, any Priority Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

         8.5. RESTRICTED INVESTMENTS. The Company will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, except:

                 (A) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less;

                 (B) commercial paper issued by U.S. corporations having a rating of "P-2" or better from Moody's and "A-2" or better from S&P;

                 (C) certificates of deposit or bankers' acceptances having a maturity of one year or less issued by (i) commercial banks (x) located in the United States of America, or any other jurisdiction which permits the cash evidenced by such certificates of deposit or bankers' acceptances to be freely remitted to the United States of America, and (y) whose long term debt obligations are at all times accorded a rating of "A" or better by S&P, "A2" or better by Moody's or "A" or better by the International Bank Credit Agency (or an equivalent rating by another recognized credit rating agency of similar standing if none of such entities is then in the business of rating long term debt obligations of commercial banks);

                 (D) investments by the Company in Nishikawa Standard Company ("NISCO") in an amount (including such investments existing on the Closing Date and any such investments made subsequent to the Closing
         Date) not to exceed $15,000,000 (without giving effect to the Net Income of NISCO subsequent to the Closing Date);

                 (E) investments in the Holm Industries, Inc. joint venture in Mexico (the "Mexican JV") in an amount (including such investments existing on the Closing Date and any such investments made subsequent to the Closing Date) not to exceed $5,000,000 (without giving effect to the Net Income of the Mexican JV subsequent to the Closing Date);

                 (F) investments in a Subsidiary of the Company or in a corporation which becomes a Subsidiary of the Company as a result of such investment or an investment in the Company by a Wholly Owned Subsidiary of the Company;

                 (G) loans and advances to employees made in the ordinary course of business and consistent with past practice or to a director or officer of the Company; PROVIDED, HOWEVER, that the aggregate of all loans and advances to all directors and officers shall not exceed $500,000 (or the equivalent thereof in any other currency) at any one time outstanding;

                 (H) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business; and

                 (I)  other investments not otherwise permitted in (A) through
         (H) above in an aggregate amount not exceeding 10% of Stockholder's Equity.

         8.6. SALE AND LEASE OF ASSETS; MERGER. (A) The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all or any part of its properties and assets, except that the Company and its Subsidiaries may sell an otherwise dispose of any assets (i) if such sale or disposition is in the ordinary course of business or (ii) other than in the ordinary course of business, unless (x) the aggregate book value of all such sales or dispositions (on a consolidated basis) during the most recent 12-month accounting period would exceed 15% of Total Assets as computed at the end of the most recent quarter preceding such sale or since the Closing Date would exceed 25% of Total Assets as computed at the end of the most recent fiscal year preceding such sale or (y) such assets in the aggregate contributed more than 10% of Net Income of the Company and its Subsidiaries on a consolidated basis in the most recent 12-month accounting period or 25% of Net Income since the Closing Date.

         (B) The Company will not consolidate with or merge into any other corporation, or permit another corporation to merge into it, unless, at the time of such transaction and immediately after giving effect thereto, (i) no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, and (ii) if the successor formed by or resulting from such consolidation or merger is other than the Company, such successor

                 (x) shall be a corporation duly organized and existing under the laws of the United States of America or any state thereof, and

                 (y) shall, by written instrument satisfactory to each holder of the Notes, expressly assume the due and punctual performance and observance of all the obligations terms, covenants, agreements and conditions of the Agreement and the Notes to be performed or observed by the Company such that the Notes would be a direct senior obligation of such successor ranking pari passu with any outstanding senior indebtedness of such successor.

         8.7. INTERCOMPANY INDEBTEDNESS. The Company will not create, incur, assume or guarantee, or otherwise become or be liable in respect of, any Indebtedness owing to any Subsidiary or Affiliate unless such Indebtedness is unsecured and is subordinated and junior in right of payment to the Notes on substantially the terms set forth in Exhibit 8.7 attached hereto.

         8.8. RESTRICTIONS ON SUBSIDIARIES. The company will not cause, suffer or permit any Subsidiary to

                 (i) issue or dispose of any shares of its capital stock to any Person other than the Company or a Wholly Owned Subsidiary, except to the extent, if any, required to qualify directors under any applicable law or required to be issued to (x) other stockholders of such Subsidiary by virtue of their exercise of preemptive rights or
         (y) other stockholders of such Subsidiary as their pro-rata share of any stock dividend; or

                 (ii) sell, assign, transfer, dispose of or in any way part with control of any share of capital stock of any other Subsidiary owned by it, or any indebtedness owing to it from the Company or another Subsidiary, except in either case to the Company or a Wholly-Owned Subsidiary; or

                 (iii) acquire, directly or indirectly, any stock of any other corporation which immediately after such acquisition would become a Subsidiary, unless immediately after giving effect to such acquisition
         (A) the Company and/or one or more Wholly Owned Subsidiaries shall own, directly or indirectly, all outstanding capital stock of such corporation having any preference as to dividends or upon liquidation, and all rights, options and warranties to acquire any such preference stock, and (B) no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

         8.9. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

         9. WAIVER OF COMPLIANCE. Any of the acts which the Company or a Subsidiary is prohibited from doing by any of the provisions of Section 8 hereof, or is required to do by any of the provisions of Section 7 hereof, may, notwithstanding the provisions of said Sections or any other provision of this Note, be done or omitted, as the case may be, by the Company or such Subsidiary, and any of the provisions contained in Sections 7 and 8 hereof may be amended, if the registered holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time outstanding consent thereto or waive compliance with any such provision or provisions in writing. In determining whether the holders of any specified percentage in principal amount of the Notes have concurred in any consent or waiver pursuant to any of the provisions of this Note, Notes at the time owned by the Company or by any Affiliate shall be disregarded and the principal amount of the Notes (or the portion thereof) theretofore prepaid, or called for prepayment, if the Company is ready and willing to prepay, shall also be disregarded.

         10. DEFINITIONS. For the purpose of this Note, unless otherwise defined or the context otherwise requires:

         "ACQUISITION" means the acquisition pursuant to the Stock Sale Agreement of (i) the capital stock of Industriel and certain other corporate entities by International and (ii) the acquisition of the capital stock of Rubber Industrial Holding Company by the Company.

         "AFFILIATE" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of the Voting Stock of the Company or a Subsidiary or which has 5% or more of its Voting stock (or, in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or a Subsidiary, and any director or officer of the Company or its Subsidiaries. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled by" and "under common control with" have meanings correlative to the foregoing.

         "AGREEMENT" shall have the meaning specified in Section 1 hereof.

         "BANKRUPTCY DEFAULT" shall have the meaning specified in the first paragraph of Section 11 hereof.

         "BUSINESS DAY" means and includes any day on which banks are required to be open to carry on their normal business in the States of New York and Ohio.

         "CALCULATION DATE" means the date on which the Yield Maintenance Price on the Notes being prepaid pursuant to Sections 3.2 or 3.3 hereof or accelerated pursuant to Section 11 hereof, as the case may be, is to be determined by the Computing Holder with respect to such Notes. If the Notes are being prepaid pursuant to Sections 3.2 or 3.3 hereof, the Calculation Date shall be the fifth Business Day prior to the Optional Prepayment Date established pursuant to Section 3.2 hereof or the Change of Control Prepayment Date established pursuant to Section 3.3 hereof, respectively. If the Notes are being accelerated pursuant to Section 11 hereof, the Calculation Date shall be the date of acceleration of such Notes.

         "CAPITALIZED LEASE" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATION" means at any time the capitalized amount of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet of the lessee.

         "CHANGE OF CONTROL" means any acquisition by any Person or related Persons that would constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (other than Persons owning 4% or more of the issued and outstanding capital stock of the Company on the Closing Date and members of their families, including siblings, spouse, children and grandchildren of any of them or any trust whose principal beneficiary is such Person, or one or more members of the family of any of them) of (a) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (b) all or substantially all of the properties and assets of the Company. For the purposes of this definition, "acquisition" of the power or properties and assets stated in the preceding sentence means the earlier of (i) the actual possession thereof and (ii) the consummation of any transaction or series of related transactions which, with the passage of time, will give such Person or Persons the actual possession thereof.

         "CHANGE OF CONTROL PREPAYMENT DATE" shall have the meaning specified in Section 3.3 hereof.

         "CODE"  means the Internal Revenue Code of 1986, as amended.

         "COMPUTING HOLDER" means as of a Calculation Date with respect to (a) the prepayment of Notes pursuant to Section 3.2 hereof or acceleration of the Notes pursuant to clause (3) of the first paragraph of Section 11 hereof, as the case may be, the holder at such date of the largest aggregate principal amount of the outstanding Notes or (b) the prepayment of the Notes pursuant to
Section 3.3 hereof or acceleration pursuant to clause (2) of the first paragraph of Section 11 hereof, as the case may be, the holder of the Notes at such date so being prepaid or accelerated. For purposes of such determination, the holder of any Note and any of its affiliates or subsidiaries that are holders of any Notes shall be treated as one holder.

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of January 19, 1993, among the Company, as Borrower, the Banks which are signatories thereto, and National City Bank, as Agent.

         "CURRENT ASSETS" means the net book value of all such assets (after deducting applicable reserves, if any, and without giving consideration to any reappraisal or write-up of assets after the date hereof other than any Permitted Write-Up) as determined in accordance with GAAP.

         "CURRENT LIABILITIES" means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any Funded Indebtedness maturing within twelve (12) months of the date of determination.

         "EBIT RATIO" means the ratio of (a) the aggregate of the consolidated
(i) Net Income of the Company and its Subsidiaries PLUS (ii) interest expense thereof PLUS (iii) federal and state income taxes thereof PLUS (iv) amortization charges for Permitted Write-Ups and goodwill resulting from the Acquisition to (B) the consolidated interest expense of the Company and its Subsidiaries.

         "ELIGIBLE TRANSFEREE" means (i) any bank, savings bank, savings and loan association or insurance company, (ii) any Pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) any investment company owned by any bank, savings bank, savings and loan association or insurance company, or
(iv) any investment banking company.

         "ENVIRONMENTAL LAW" means any federal, state or local statute, ordinance, rule, regulation, decree or law (common or otherwise) regulating or relating to industrial hygiene or the condition of the environment (including the effects upon human health arising out of the condition of the environment) or imposing liability or standards of conduct with respect to the use, generation, handling, storage, treatment, transport, or disposal, or otherwise concerning, any hazardous, toxic, or dangerous waste, substance or material, now or at any time hereafter in effect.

         "EVENT OF DEFAULT" has the meaning specified in Section 11 hereof.

         "EXCESS MEXICAN JV AMOUNT" means the amount in excess of $5,000,000 by which the investment in the Mexican JV permitted by Section 8.5(E) hereof is required to be increased on the Company's balance sheet in accordance with GAAP to take into account the Company's proportionate share of the Mexican JV's Net Income.

         "EXCESS NISCO AMOUNT" means the amount in excess of $15,000,000 by which the investment in NISCO permitted by Section 8.5(D) hereof is required to be increased on the Company's balance sheet in accordance with GAAP to take into account the Company's proportionate share of NISCO's Net Income.

         "FUNDED INDEBTEDNESS" means Indebtedness of the Person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any Indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that Person or entity (in the absence of default) to a date more than one year after the date of determination, (b) Capitalized Lease Obligations, (c) any guaranty of Funded Indebtedness owing by another person or entity and (d) any Funded Indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the Person or entity in question even if the full faith and credit of that Person or entity is not pledged to the payment thereof.

         "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) Indebtedness for Borrowed Money, (ii) Obligations under contingent sales contracts or obligations to pay the deferred purchase price of property or services, (iii) Capitalized Lease obligations, (iv) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any person, all obligations of such Person for money borrowed, including, without limitation, all notes payable, and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments or obligations upon which interest charges are customarily paid or discounted.

         "INDUSTRIEL" means Standard Products Industriel SA, a corporation organized under the Laws of France.

         "INTERNATIONAL" means a French corporation which is a Subsidiary of Company (the capital stock of which is owned entirely by the Company, other Subsidiaries of the Company and directors of International to the extent required by the laws of France) which was formed and which was the assignee of the rights of the Company under the Stock Sale Agreement to acquire the capital stock of Industriel and certain other related entities of Industrial pursuant to the Stock Sale Agreement.

         "LEVERAGE" means the quotient (expressed as a percentage) of (a) the sum of, without duplication, the principal of all of the Indebtedness for Borrowed Money of the Company and its Subsidiaries plus the principal of the Funded Indebtedness of the Company and its Subsidiaries (for the purpose of this definition, including the current portion, if any, of each item of such Funded Indebtedness), divided by (b) the sum of such Funded Indebtedness and such Indebtedness for Borrowed Money to the extent specified in clause (a) above plus the Stockholder's Equity, all for Borrowed Money to the extent specified in clause (a) above plus the Stockholder's Equity, all as determined on a consolidated basis in accordance with GAAP.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For the purposes hereof, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

         "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized rating agency.

         "NET INCOME" means net income as determined in accordance with GAAP, after taxes and excluding extraordinary items, but without giving effect to any gain from any re-appraisal or write-up of any asset.

         "NET WORTH" means the excess (as determined on a consolidated basis and in accordance with GAAP, but excluding from all such determinations any "foreign currency translation adjustments" reflected in the consolidated financial statements of the Company and its Subsidiaries under the heading "Shareholders' Equity") of the net book value (after deducting (i) all applicable valuation reserves, (ii) the Excess NISCO Amount and (iii) the Excess Mexican JV Amount and without giving consideration to any reappraisal or write-up of assets effected after the date hereof other than any Permitted Write-Up) of the tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, goodwill and treasury shares) of the Company and its Subsidiaries on a consolidated basis over the Total Liabilities thereof.

         "NOTES" shall have the meaning specified in Section 1 hereof.

         "OPTIONAL PREPAYMENT DATE" shall have the meaning specified in Section
3.2 hereof.

         "OVERDUE INTEREST RATE" shall have the meaning specified in the first full paragraph of this Note.

         "PERMITTED WRITE-UP" means any Write-Up of the assets of Industriel, its Subsidiaries or any other corporation or entity acquired by the Company or International in connection with the Acquisition to the extent made in accordance with GAAP and made in connection with the Acquisition and to the extent reflected in the consolidated financial statements of the Company and its Subsidiaries.

         "PERSON" means and includes an individual, a corporation, a partnership, a firm, a joint venture, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

         "PERMITTED LIEN"  means

         (1) any security interest or other Lien arising by operation of law and in the ordinary course of business (not including any security interest or other Lien that secures any Indebtedness for Borrowed Money or any guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other Lien in question)),

         (2) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

         (3) any Lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or as a condition to the transaction of business or the exercise of any right, privilege or license,

         (4) any mortgage, security interest or other Lien granted by a Subsidiary to another Wholly-Owned Subsidiary or by a Subsidiary to the Company,

         (5) any Lien in respect of property acquired or constructed by the Company or any Subsidiary after the Closing Date, which Lien is created at the time or acquisition or completion of construction of such property, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, PROVIDED, that (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, (ii) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property shall not exceed the lesser of cost and fair market value of such property at the time of such acquisition, and (iii) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property outstanding at any one time shall not exceed an aggregate of $5,000,000 (or the equivalent thereof in any other currency); or

         (6)  any license or royalty agreement.

         "PRIORITY INDEBTEDNESS" means Indebtedness of the Company which Lien (other than Permitted Liens) and all Indebtedness of Subsidiaries.

         "RESPONSIBLE OFFICER" means the Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Operating Officer of the Company or any other officer performing substantially the same functions as any of them.

         "S&P" means Standard & Poor's Corporation and any successor thereto which is a nationally recognized rating agency.

         "STOCK-SALE AGREEMENT" means that certain Stock Sale Agreement, entered into December 19, 1992, among Mr. Jean-Claude Smadja on behalf of himself and on behalf of certain other individuals and entities pursuant to powers of attorney, Mr. Rifat Kamhi acting pursuant to special power or attorney granted by Panane Holding B.V. and the Company (certain of the rights of the Company under the Stock Sale Agreement will be assigned to International for the purposes of consummating the Acquisition).

         "STOCKHOLDER'S EQUITY" means the excess (as determined on a consolidated basis and in accordance with GAAP, but excluding from all such determinations any "foreign currency translation adjustments" reflected in the consolidated financial statements of the Company and its Subsidiaries under the heading "Shareholders' Equity") of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up of assets after the date hereof other than any Permitted Write-up) of all of the assets (i.e., including intangibles such as patents, costs of businesses over net assets acquired and goodwill arising out of the Acquisition) of the Company and its Subsidiaries on a consolidated basis over the Total Liabilities thereof.

         "SUBSIDIARY" means any corporation more than 50% of the outstanding Voting Stock of which at the time is owned directly or indirectly by the Company and/or by one or more Subsidiaries.

         "TOTAL ASSETS" means the aggregate without duplication of all assets of the Company and its Subsidiaries on a consolidated basis that appear or ought to appear on their respective balance sheets in accordance with GAAP.

         "TOTAL LIABILITIES" means the aggregate (without duplication) of all liabilities of the Company and its Subsidiaries on a consolidated basis that appear or ought to appear on their respective balance sheets as determined in accordance with GAAP.

         "VOTING STOCK" of a corporation means the capital stock of such corporation of the class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions) of such corporation.

         "WEIGHTED AVERAGE LIFE TO FINAL MATURITY" of any Indebtedness Including the Notes) as of the time of determination thereof means the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of such Indebtedness by the then outstanding principal amount of such Indebtedness. For the purposes of this definition, "REMAINING DOLLAR-YEARS" means the sum of the amounts obtained by multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date such repayment is scheduled to be made.

         "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of whose outstanding stock (other than directors, qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly-Owned Subsidiaries.

         "YIELD MAINTENANCE PRICE" means, with respect to any principal amount Of Notes being prepaid pursuant to Section 3.2 hereof or Section 3.3 hereof or accelerated pursuant to Section 11 hereof, as the case may be, the greater of
(1) the sum of the respective Payment Values of each prospective interest payment (excluding from the first prospective interest payment any amount of interest accrued to the applicable date of prepayment or acceleration), prospective mandatory principal prepayment and the principal payment at maturity in respect of such Notes (the amount of each such payment being herein referred to as a "PAYMENT"), or (2) the unpaid principal amount of such Notes. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment (such scheduled date or dates of Payments of principal, in the case of Notes being partially prepaid, to be the date or dates as of which the principal amount being prepaid is to be applied against payment at maturity or mandatory prepayments under the relevant provisions of the Notes) to the applicable date of prepayment or acceleration, as the case may be. The "REINVESTMENT RATE" is a rate per annum equal to the sum of (a) .50% and (b) the yield which shall be imputed from the yields of those activity traded "On The Run" United States Treasury securities having maturities as close as practicable to the Weighted Average Life to Final Maturity of the principal amount of the Notes so to be prepaid or accelerated, as the case may be. The yields of such United States Treasury securities shall be determined as of 10 A.M. Eastern Time, on the Calculation Date.

         11. DEFAULTS; EVENTS OF DEFAULT. This Note shall become and be due and payable upon demand made by the registered holder hereof if one or more of the following events, herein called "Events of Default," shall happen (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such demand or at the time of a similar demand from the holder of any other Note:

                 a. default shall be made in payment of the principal of any Note, with the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                 b. default shall be made in the payment of any instalment of interest on any Note according to its tenor when and as the same shall become due and payable and such default shall continue for a period of five days; or

                 c. default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Sections 3 or 8 hereof; or

                 d. default shall be made in the due observance or performance of any other covenant, condition, or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue for thirty days after the earlier of (i) the Company's knowledge thereof and (ii) the receipt of written notice thereof, specifying such default and requiring the same to be remedied, from the registered holder of any Note; or

                 e. the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent, or shall consent to the appointment of a receiver, trustee or liquidator of itself or of any substantial part of its property or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or a voluntary petition or an answer seeking reorganization in a proceeding, under any bankruptcy law (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against the Company or any Subsidiary in any such proceeding, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or stockholders shall take action looking to the dissolution or liquidation of the Company (except in connection with a consolidation with, or a merger of the Company with or into, another corporation pursuant to Section 8.6 hereof); or

                 f. an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company or a Subsidiary, a receiver, trustee or liquidator of the Company or such Subsidiary or of any of its or their property, and such receiver, trustee or liquidator shall not have been removed or discharged within ninety days thereafter, or any of the property of the Company or a Subsidiary shall be sequestered and shall not be returned to the possession of the Company or such Subsidiary within sixty days thereafter; or

                 g. a petition against the Company or any Subsidiary in a proceeding under any bankruptcy law (as now or hereafter in effect) shall be filed and shall not be dismissed within sixty days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, shall be filed and approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within ninety days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to the Company or any Subsidiary, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or such Subsidiary or of any of its or their property and such jurisdiction, custody or control shall not be relinquished or terminated within ninety days thereafter; or

                 h. any event shall occur or condition shall exist in respect of any one or more issues of Indebtedness of the Company or any Subsidiary (other than the Notes) that Is outstanding in a principal amount of at least $2,500,000 in the aggregate or the equivalent thereof, as of any date of determination, in any other currency), or under any agreement securing or relating to any such Indebtedness, the effect of which is to cause such Indebtedness to become due or capable of being declared due before its stated maturity or before its regularly scheduled dates of payment, or any such Indebtedness shall no have been paid at the stated maturity thereof and any applicable grace period shall have expired; or

                 i. final judgment for the payment of money in excess of one million dollars ($1,000,000) shall be rendered against the Company or a Subsidiary and the same shall remain undischarged for a period of thirty days during which execution shall not be effectively stayed;

then (1) upon the occurrence of any Event of Default described in Sections 11(e), (f) or (g) hereof with respect to the Company (each a "Bankruptcy Default"), all of the Notes shall automatically become immediately due and payable, (2) upon the occurrence of any Event of Default described in Sections 11(a) or (b) hereof, the holder of any Note may at any time during its continuance, by written notice to the Company, declare such Note to be due and payable, whereupon such Note shall forthwith mature and become due and payable or (3) upon the occurrence of an Event of Default other than a Bankruptcy Default, the holder or holders of at least a majority in principal amount of the Notes then outstanding (exclusive of any Notes held by the Company or any Affiliate) may at any time during its continuance, by written notice to the Company, declare all of the Notes to be due and payable, whereupon in each case all of the Notes shall forthwith mature and become due and payable.

         The amount payable upon the occurrence of an Event of Default shall be the Yield Maintenance Price of the Notes so accelerated, together with interest accrued thereon, to the extent permitted by law, to the date of payment, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the Company.

         On the Calculation Date, the Computing Holder shall give written notice to the Company and all the holders of the Notes of the amount of the Yield Maintenance Price of the Notes so accelerated, which notice shall set forth in reasonable detail the computation thereof; PROVIDED, HOWEVER, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder of the Notes for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all the holders of the Notes, absent manifest error.

         12. SUITS FOR ENFORCEMENT. In case an Event of Default shall occur and be continuing, the registered holder of this Note may proceed to protect and enforce his rights by suit in equity, action at law/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. If any registered holder of a Note shall demand payment thereof or take any action in respect of a default or an Event of Default that has occurred and is continuing, the Company will forthwith give written notice, as provided in Section 3.4 hereof, to the other registered holders of Notes, specifying such action and the nature of such default or Event of Default. The notice to the Computing Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other holders of the Notes.

         13. REMEDIES NOT WAIVED. No course of dealing between the holder hereof and the Company or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof.

         14. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         15. COSTS AND EXPENSES. If any Event of Default shall occur, the Company shall pay to each registered holder hereof, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder in connection with such Event of Default and such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorney's fees.

         16. LAW GOVERNING. This Note shall be governed by the laws of the State of Ohio.

         17. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         18. NO WAIVER. No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any such holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

         19. HEADINGS. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

         IN WITNESS WHEREOF, The Standard Products Company has caused this Note to be signed in its corporate name by its President or one of its Vice-Presidents or its Treasurer and this Note to be dated as of the day and year first above written.

                                       THE STANDARD PRODUCTS COMPANY



                                      By:  /s/ Aubrey E. Arndt
                                           -------------------------

                         THE STANDARD PRODUCTS COMPANY

                                                               December 16, 1993

To:      The Purchasers listed on Schedule I
         attached hereto

Dear Sirs:

         The Standard Products Company (herein called the "Company") agrees with you as follows:

         1. THE LOAN. Subject to the terms and conditions hereof, you will lend to the Company, and the Company will borrow from you, on December 16, 1993 (herein called the "Closing Date"), the amount set forth below your name on Schedule I attached hereto. Said loan shall be evidenced by and be made against delivery to you on the Closing Date at your Home Office, One Madison Avenue, New York, New York, of the Company's promissory note, substantially in the form of Exhibit A hereto, made in the principal amount set forth below your name on Schedule I attached hereto, dated the Closing Date, registered in your name and duly executed by us. Delivery of said promissory note shall be made against the advance by you to the Company of immediately available funds in such amount.

         2. THE NOTES. The term "Notes" as used herein shall include each of the Notes delivered to you pursuant to any provision hereof and any promissory note delivered in substitution or exchange therefor or in lieu thereof, and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes. Each Note shall be substantially in the form of Exhibit A hereto.

         3. REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of indemnity, reasonably satisfactory to the Company (except that if you or your nominee is the holder of such Note, your own agreement of indemnity shall be deemed to be satisfactory), or, in the case of any such mutilation, upon the surrender of such Note to the Company at the office or agency maintained pursuant to Section
7.1 of the Notes for cancellation of such Note, and, in any such case, upon reimbursement to the Company of any reasonable expense incident thereto, the Company will make and deliver a new Note, of like tenor, dated the date from which unpaid interest has then accrued, in lieu of such lost, stolen, destroyed or mutilated Note.

         4. FINANCIAL STATEMENTS, COMPLIANCE CERTIFICATES AND OTHER DOCUMENTS AND INFORMATION. So long as any Note shall be outstanding:

                 (a) The Company will deliver to you, in duplicate, so long as you shall hold any Note, and the Company will make available at its office in Cleveland, Ohio, for inspection by any other holder of a Note

                          (i) as soon as practicable, and in any event within 45 days after the end of each of the first three quarterly periods in each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of that period and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for that part of the fiscal year ended with such quarterly period, setting forth in each case in comparative form the corresponding figures for the corresponding period or periods of the preceding fiscal year, all in reasonable detail and certified (subject to year-end audit adjustments) by the chief financial officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries as of the end of and for the fiscal periods to which they relate in accordance with GAAP applied on a consistent basis (except as otherwise stated in said statements or notes), subject to the Company's year-end adjustments (which requirements may be satisfied by delivery of copies of the Company's Quarterly Report on Form 10-Q (the "10-Q") for such period in accordance with Section 4(a)(v) hereof, to the extent that such 10-Q satisfies each of the foregoing requirements);

                          (ii) as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail, prepared in conformity with GAAP applied on a basis consistent with that of the prior year (except as otherwise stated therein) and accompanied by a report or opinion of independent public accountants of recognized national standing selected by the Company stating that such financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP applied on a consistent basis (except for changes with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards (which requirements may be satisfied by delivery of the Company's Annual Report on Form 10-K (the "10-K") and Annual Report to Stockholders (if any) for such fiscal year in accordance with Section 4(a)(v) hereof to the extent that such Annual Reports satisfy each of the foregoing requirements);

                          (iii) concurrently with the financial statements delivered pursuant to Section 4(a)(ii), the written statement of said accountants that in making the examination necessary for their report or opinion on said financial statements they have obtained no knowledge of any Event of Default or of any event which, with notice or lapse of time or both, would constitute such an Event of Default, or, if such accountants shall have obtained knowledge of any such Event of Default or event, they shall disclose in such statement the Event of Default or event and the nature and status thereof;

                          (iv) concurrently with the financial statements delivered pursuant to Sections 4(a)(i) and 4(a)(ii), a certificate signed by the chief financial officer of the Company (1) stating that a review of the activities of the Company and its Subsidiaries during such period has been made under his supervision with a view to determining whether the Company has kept, observed, performed and fulfilled all its obligations under this Agreement and the Notes, (2) stating that no default or Event of Default has occurred, or, if any such default or Event of Default shall have occurred, specifying all such defaults and Events of Default and the nature thereof, and (3) setting forth figures and computations demonstrating that the Company was in compliance, as of the end of the preceding fiscal period, with the requirements of Sections 8.1, 8.2, 8.3, 8.4 and 8.5 of the Notes;

                          (v)     promptly upon their becoming available,

                                  (1)  copies of all financial statements,
                          proxy statements and reports which the Company or its Subsidiaries shall send to holders of any of its securities; and

                                  (2)  copies of all regular and periodic
                          financial reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission, or any governmental agency or agencies substituted therefor, or with any national securities exchange;

                          (vi) immediately upon a Responsible Officer of the Company's becoming aware of the occurrence of any (1) "reportable event," as defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for which no regulatory waiver is available under Department of Labor Regulations Sections 2615.3 through 2615.31, inclusive, or (2) nonexempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section
                 4975 of the Code, in connection with any "employee pension benefit plan," as defined in Section 3 of ERISA established or maintained by the Company or any of its Subsidiaries for the benefit of its employees (a "Plan"), or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;

                          (vii) immediately upon the Company's becoming aware of the existence of any Event of Default or any event which, with notice or lapse of time, or both, would become such an Event of Default, a written notice specifying the nature and status thereof and what action the Company is taking with respect thereto; and

                          (viii) immediately upon the Company's becoming aware that the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary of the Company has demanded payment, given notice or taken any other action with respect to a claimed Event of Default or a claimed default in respect of or under such other evidence of Indebtedness, a written notice specifying the demand made, notice given or action taken by such holder and the nature and status of the claimed Event of Default or default and what action the Company is taking with respect thereto.

                 (b) The Company will furnish to you such other information as you may, from time to time, reasonably request (including, without limitation, such additional information as is required to be delivered by the Company to a holder of the Notes and/or any prospective purchasers thereof in accordance with Rule 144A under the Securities Act of 1933, as amended, or any successor rule or regulation, except at such times as the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and at your reasonable request make available for examination copies of any special or extraordinary reports or statements which the Company or any of its Subsidiaries may make to or file with any governmental department, commission, board, bureau or agency, Federal or state, which might be helpful to you in evaluating your investment in the Notes.

         5. INSPECTION; CONFIDENTIALITY. A. So long as you shall hold any Note, you (or a nominee designated by you) may visit and inspect any of the properties of the Company or its Subsidiaries, examine its or their books of account, make copies and extracts therefrom, and discuss the affairs, finances, accounts and condition of the Company and its Subsidiaries with its and their officers, employees and independent accountants, all at such reasonable times, upon reasonable notice and as often as you may desire. All expenses incurred by you or any other holder of Notes pursuant to the foregoing shall be borne by you or such other holder, PROVIDED, HOWEVER, that the Company agrees to pay all reasonable out-of-pocket expenses incurred by you and each such other holder of Notes in connection with your and such other holder's exercise of rights pursuant to this Section 5 at any time when an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing.

         (b) You agree that you will use your commercially reasonable efforts not to disclose without the prior consent of the Company (other than to your officers, directors, trustees, partners, employees, agents, auditors or counsel or to another holder of Notes) any information with respect to the Company or any Subsidiary which is furnished pursuant to this Agreement or in connection contemplated hereby and by the Notes and which is clearly identified as confidential, provide that you may disclose any such information (i) as has become generally available to the public without violation of this subsection,
(ii) as may be required or appropriate in any report, statement or testimony submitted to any governmental body or authority having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) to the extent that you reasonably believe it appropriate in order to comply with any law, order, regulation or ruling applicable to you, or
(v) to an Eligible Transferee in connection with any contemplated transfer of any of the Notes by you.

         6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

                 (a) FINANCIAL STATEMENTS. The Company has delivered to you copies of:

                          (i) consolidated balance sheets of the Company and its Subsidiaries on or about June 30 in the years 1988 to 1993, inclusive, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal periods ended on said dates, including in each case the related schedules and notes, if any, all certified by Arthur Andersen & Co.; and

                          (ii) unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1993 and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the three months then ended.

         All of the above-mentioned financial statements fairly present, in all material respects, (i) the financial condition of the Company and its Subsidiaries as of the respective dates of said balance sheets and (ii) the results of the operations of the Company and its Subsidiaries for such fiscal periods. Except as otherwise stated therein or in the notes thereto, all such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the prior year by the Company throughout the periods involved, subject, in the case of the financial statements as of September 30, 1993, to normal year-end adjustments.

                 (b) NO MATERIAL CHANGES. There has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole since June 30, 1993.

                 (c) BUSINESS AND SUBSIDIARIES. The Form 10-K for the fiscal year ended June 30, 1993, and the Form 10-Q for the quarterly period ended September 30, 1993, each as filed with the Securities and Exchange Commission and a copy of each of which has heretofore been furnished to you, correctly describe the general nature of the business conducted during the fiscal year ended June 30, 1993, and the business presently conducted and presently proposed to be conducted, by the Company and its Subsidiaries, and correctly sets forth the principal properties then owned or leased by the company and its Subsidiaries. Since June 30, 1993, there has been no material change in the general nature of the business conducted and presently proposed to be conducted, or in the principal properties owned or leased, by the Company and its Subsidiaries.

                 (d) ORGANIZATION, AUTHORITY AND GOOD STANDING; SUBSIDIARIES. Exhibit B hereto correctly sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company and
         (ii) a statement of the capitalization of each Subsidiary and the ownership of its stock. The shares of stock listed in Exhibit B as owned by the Company or any of the Subsidiaries are so owned as of the date of this Agreement, free and clear of all Liens, and all such shares of stock have been duly issued and are fully paid and nonassessable. The Company and each of its Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own the properties and assets and to carry on the business which it now owns and carries on. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in every jurisdiction wherein the nature of the property owned or leased by it makes such qualification necessary, except where the failure to so qualify would not have a material and adverse effect on the business, properties, assets or condition, financial or other, of the Company and its Subsidiaries taken as a whole.

                 (e) TITLE TO PROPERTIES. The Company and its Subsidiaries have good and marketable fee title to all the real properties and good and marketable title to all other property and assets reflected in the balance sheet as of June 30, 1993 referred to in subparagraph (a) above, or purported to have been acquired after said date, excepting, however, property subject to Capitalized Leases or property and assets sold or otherwise disposed of in the ordinary course of business subsequent to said date.

                 (f) LEASES AND LIENS. None of the properties or assets reflected in the balance sheet of the Company and its Subsidiaries as of June 30, 1993 referred to in subparagraph (a) above, or acquired by the Company or any of its Subsidiaries after said date, excepting, however, property sold or otherwise disposed of subsequent to said date in the ordinary course of business, is subject to any Lien except Liens permitted by Section 8.4 of the Notes and described in Exhibit C hereto. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all of the material leases under which they are operating and all such leases are valid and subsisting and in full force and effect.

                 (g)      TRADEMARKS, PATENTS, ETC.  Except as described in
         Schedule 6(g) hereto, the Company and its Subsidiaries possess all trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights, governmental licenses, franchises, certificates, consents, permits and approvals necessary to enable them to conduct their respective businesses as now conducted and to own and operate the properties material to their business as now owned and operated, without known conflict with the rights of others. All such trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights, governmental licenses, franchises, certificates, consents, permits and approvals are valid and subsisting.

                 (h) LITIGATION. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before an arbitrator of any kind, which involve any of the transactions herein contemplated or the likelihood of any material and adverse change in the business, operations, properties, assets or condition, financial or other, of the Company and its Subsidiaries taken as a whole; and neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree, award, statute, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which default would have a material and adverse effect on the business, properties, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

                 (i) ENVIRONMENTAL AND OTHER REGULATIONS. To the best of the Company's knowledge, and with the exception of the items set forth on Schedule 6(i) hereto, the Company and its Subsidiaries are in compliance with all Environmental Laws and all other federal, state and local statutes, laws, ordinances and regulations applicable to the operation of its business, including without limitation such statutes, laws, ordinances and regulations relating to equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, such that it will not incur or be subject to any liability or penalty thereunder which would have a material adverse effect on the business, properties, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole. The Company does not conduct its business in violation of any Environmental Law. Except as set forth on Schedule 6(i), the Company is not aware of any conditions, circumstances or activities associated with current or previously owned or leased property (during the time period the Company or its Subsidiaries has owned or leased such current or previous property) or any operations of the Company or any of its Subsidiaries which may give rise to any liabilities or expenditures under or to comply with Environmental Laws that would have a material adverse effect on the business, properties, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

                 (j) BURDENSOME PROVISIONS. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate or legislative restriction or any judgment, order, writ, injunction, decree, award, rule or regulation not of general application which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise of the Company and its Subsidiaries, taken as a whole.

                 (k) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of Indebtedness of the Company or any of its Subsidiaries or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or the Notes will violate any provision of law or rule or regulation thereunder or any order, injunction or decree of any court or other governmental body to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or conflict with or result in a breach of any of the terms, conditions or provisions of the Company's certificate of incorporation or by-laws or of any agreement or instrument to which the Company or any of its Subsidiaries is now a party, or constitute a default thereunder, or result in the creation or imposition of any Lien upon any of the property or assets of the Company or any of its Subsidiaries.

                 (l) FORCE MAJEURE. Since June 30, 1993, the business, properties and assets of the Company and its Subsidiaries have not been materially and adversely affected in any way as the result of any fire, explosion, earthquake, accident, strike, labor disturbance, requisition or taking of property by governmental authority, flood, drought, embargo, riot, activity of armed forces, or act of God or the public enemy.

                 (m) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will violate the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act or the Executive Orders of the President of the United States issued pursuant to such Acts, or any regulations or orders issued under such Acts or Executive Orders.

                 (n) TAX LIABILITY. The Company and its Subsidiaries have filed all Federal and state tax returns which are required to be filed and have paid all taxes which have become due and payable pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary other than those wherein the amount, applicability or validity are being contested by appropriate proceedings and in good faith by the Company or such Subsidiary and in respect of which adequate reserves have been established. The Federal income tax liability of the Company has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended June 30, 1989. In the opinion of the Company, all tax liabilities were, as of June 30, 1993, and are now, adequately provided for on the books of the Company and its Subsidiaries. No material tax liability has been asserted by the Internal Revenue Service for taxes in excess of those already paid.

                 (o) USE OF PROCEEDS. The proceeds of the loan to be made by you hereunder will be used by the Company to refinance existing indebtedness. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G (12 C.F.R., Chapter II, Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock of for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause the transaction contemplated herein to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

                 (p) DISCLOSURE. Neither this Agreement, nor the Exhibits hereto, nor any certificate or other data furnished to you in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company, there is no fact which materially and adversely affects or in the future may (so far as the Company can now foresee) materially and adversely affect the business, operations, properties, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, which is not publicly known or has not been disclosed to you in writing.

                 (q) ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan by the Company, any Subsidiary or any ERISA Affiliate which is or would be material and adverse to the business, property or assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA which is or would be material and adverse to the business, property or assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the making of the loan by you contemplated hereby will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under
         Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 7 hereof. For the purpose of this subclause (o), the term "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                 (r) GOVERNMENTAL ACTION. Except for the filing of this Agreement as an exhibit to the Company's filings pursuant to the requirements of the Exchange Act, no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement or the Notes by the Company.

                 (s) INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is an "investment company," or a Person "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7.      ACQUISITIONS FOR INVESTMENT; PRIVATE OFFERING; ERISA.

                 (a) You represent that (i) you are an institutional investor that qualifies as an "accredited investor" (as defined in Rule 501(a) under the Securities Act of 1933, as amended) and (ii) you are acquiring the Note specified in Schedule I hereto for your own account for investment and not with a view to, or for sale in connection with, the distribution of such Note, nor with any present intention of distributing or selling such Note; PROVIDED, HOWEVER, that the disposition of your property shall at all times be within your control.

                 (b) The Company represents that it has not, either directly or through any agent, offered any of the Notes or other substantially similar securities to, or solicited any offers to acquire any such Notes or other substantially similar securities from, or otherwise approached or negotiated or communicated in respect of any of the Notes or other substantially similar securities with, any Person or Persons other than you and not more than 2 other Persons, all of whom are institutional investors. Neither the Company nor any agent on its behalf will offer any of the Notes or other substantially similar securities to, or solicit any offers to acquire any of the Notes or other substantially similar securities from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the making and delivery of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

                 (c) You also represent that no employee benefit plan, other than employee benefit plans identified in writing by you and furnished by you to the Company, accounts for 10% or more of the assets allocated to any separate account (as defined in Section 3(17) of ERISA) maintained by you which is a source of funds being used by you to pay the purchase price of any of the Notes.

         8. CONDITIONS OF LOAN. Your obligation to advance the loan on the Closing Date, as provided in Section 1 hereof, shall be subject to the performance by the Company of all its agreements theretofore to be performed hereunder and to the accuracy of its representations and warranties herein contained and to the satisfaction, prior to or concurrently with the making of said loan, of the following further conditions:

                 (a) OPINION OF COMPANY'S OUTSIDE COUNSEL. You shall have received at the Company's expense from (x) Baker & Hostetler, outside Ohio counsel for the Company, and the Company hereby instructs such counsel to deliver to you, an opinion dated the Closing Date, in form and substance satisfactory to you,

                          (i) to the effect that the Company and each of its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation and each of them has the corporate power and authority to own its properties and to carry on its business as now conducted;

                          (ii) to the effect that this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company in accordance with its terms;

                          (iii) to the effect that the Note delivered to you on the Closing Date has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company in accordance with its terms;

                          (iv) to the effect that it is not necessary in connection with the making and delivery of the Notes delivered to you on the Closing Date under the circumstances contemplated by this Agreement, to register such Note under the Securities Act of 1933, as amended and as then in effect, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended and as then in effect;

                          (v) to the effect that no authorization, consent, approval or exemption of any governmental or public body is required in connection with the execution and delivery of this Agreement and such Note; and

                          (vi) as to such other matters incident to the transactions contemplated by this Agreement as you may reasonably request.

         (y) Mills & Reeve, special United Kingdom counsel to the Company, substantially in the form attached hereto as Exhibit D, (z) Clifford Chance, special French counsel to the Company, substantially in the form attached hereto as Exhibit E, and (xx) Tory Tory DesLauriers & Binnington, special Canadian counsel to the Company, substantially in the form attached hereto as Exhibit F.

                 (b) NO DEFAULT. The Company shall not have taken or suffered to be taken any action which it would have been prohibited from taking or suffering to be taken, and shall not have omitted, or permitted the omission of, any action which it would have been required to take or cause to be taken, if the Note in the form contemplated by this Agreement had at all times since the date hereof been a binding and effective instrument; and the Company shall have delivered to you at the Closing a certificate signed by an authorized officer of the Company to such effect.

                 (c) CORRECTNESS OF REPRESENTATIONS, ETC. The representations and warranties by the Company in Section 6 hereof and in Section 7 hereof shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and the Company shall have delivered to you on the Closing Date a certificate signed by an authorized officer of the Company to such effect.

                 (d) LEGALITY. The Notes being purchased by you on the Closing Date shall qualify on the Closing Date as a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called basket or leeway provision of such laws, such as Section 1405(a)(8) of the Insurance Law of the State of New York) and such purchase shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

                 (e) RECEIPT OF REQUIRED WAIVERS. The Company shall have received a waiver under Section 5.04(c) of the Credit Agreement.

                 (f) PROCEEDINGS, DOCUMENTS, ETC. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to you; and you shall have received copies of all documents which you may reasonably request in connection with said transaction and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to you.

         9. PAYMENT OF INTEREST; HOME OFFICE PAYMENT. Notwithstanding any provision to the contrary in the Notes contained, the Company will promptly and punctually pay to you by wire transfer of immediately available funds, not later than 10:00 a.m., New York time, on the date payment is due, to you at the address set forth in Schedule I, or at such other address as may be designated in writing by you, all amounts payable in respect of the principal of, premium, if any, and interest on, any Notes then held by you or your nominee, without any presentment thereof and without any notation of such payment being made thereon.

         In the event you shall sell any Note you will promptly notify the Company of such sale and of the name and address of the transferee of such Note and you will, prior to the delivery of the Note, make a notation on such Note of the date to which interest has been paid on such Note and, if not theretofore made, a notation on such Note of the extent to which any payment has been made on account of the principal thereof.

         10. EXPENSES. Whether or not the loan herein contemplated shall be consummated, the Company shall pay you $15,000 as a processing fee to cover your expenses in preparing for and documenting the transaction contemplated by this Agreement. You agree that, upon payment of said processing fee, the Company will not otherwise be liable, except as provided in Section 12 of the Notes, for the payment of any expenses incurred by you in connection with the transaction contemplated by this Agreement, including, without limitation, any legal fees and expenses, travel expenses and costs of printing or other reproduction of this Agreement and the Note; and the Company will save you harmless against any and all liability with respect to, or resulting from any delay in paying, stamp or other documentary taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of the Notes or of any modification of any thereof. The Company's obligations under this Section 10 shall survive the payment or prepayment of the Notes.

         11. DEFINITIONS. Any terms used herein shall have, unless otherwise herein defined or the context otherwise requires, the respective meanings assigned to them in the form of Note annexed as Exhibit A hereto.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SUCCESSORS AND ASSIGNS; ELIGIBLE TRANSFEREES. All covenants, agreements, representations and warranties made herein and in certificates delivered pursuant hereto shall survive the making by you of the loan herein contemplated and the execution and delivery to you of the Notes evidencing such loan and shall continue in full force and effect so long as any Note is outstanding and unpaid and as provided in Section 10 hereof. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained by or on behalf of the Company, or by or on behalf of you, shall bind and inure to the benefit of the respective successors and assigns of such party hereto.

         Notwithstanding any provision herein or in the Note to the contrary, no holder of any Note shall sell, transfer or assign such Note or any interest therein to any Person other than an Eligible Transferee.

         13. NOTICES. All communications provided for hereunder or under the Notes (other than payments in respect thereof which shall be made in accordance with Section 9 hereof) shall be in writing and, if to you, mailed or delivered to Metropolitan Life Insurance Company, One Madison Avenue, New York, New York 10010, Attention: Treasurer, with a copy to: Metropolitan Life Insurance Company, Capital Markets Group-Central Territory, One Lincoln Centre, Suite 800, Oakbrook Terrace, Illinois 60181, Attention: Vice-President, or, if to the Company, mailed or delivered to the Company's office at 2130 west 110th Street, Cleveland, Ohio 44102, Attention: Treasurer, or at any other office that the Company or you may hereafter designate by written notice to the other.

         14. LAW GOVERNING; WAIVERS. This Agreement shall be construed in accordance with the laws of the State of Ohio and cannot be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         15. HEADINGS. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the Company, this Agreement shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       THE STANDARD PRODUCTS COMPANY



                                       By:  /s/ Aubrey E. Arndt
                                            ------------------------
                                       Title:   Vice President-Finance


The foregoing agreement is hereby accepted.

METROPOLITAN LIFE INSURANCE COMPANY


By:  ______________________________


By:  ______________________________

         Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the Company, this Agreement shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            THE STANDARD PRODUCTS COMPANY



                                            By: _________________________


The foregoing agreement is hereby accepted.

METROPOLITAN LIFE INSURANCE COMPANY


By:    /s/ William G. Takacs
   ---------------------------
Title: Vice President


By:    /s/ Marcus N. Lamb
   ---------------------------
Title:  Associate General Counsel

         Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the Company, this Agreement shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            THE STANDARD PRODUCTS COMPANY



                                            By:  /s/ Aubrey E. Arndt
                                                 ------------------------------
                                            Title:   Vice President-Finance



The foregoing agreement is hereby accepted.

METROPOLITAN INSURANCE AND ANNUITY COMPANY


By:  _____________________________

         Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the Company, this Agreement shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           THE STANDARD PRODUCTS COMPANY



                                           By: _________________________



The foregoing agreement is hereby accepted.

METROPOLITAN INSURANCE AND ANNUITY COMPANY


By:  /s/ Thomas E. Lenihan
     ------------------------------

         Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the Company, this Agreement shall become a binding agreement between you and the Company.

                                         Very truly yours,

                                         THE STANDARD PRODUCTS COMPANY



                                         By:  /s/ Aubrey E. Arndt
                                              -------------------------
                                         Title:  Vice President-Finance



The foregoing agreement is hereby accepted.

METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY


By:  _____________________________

         Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the Company, this Agreement shall become a binding agreement between you and the Company.

                                             Very truly yours,

                                             THE STANDARD PRODUCTS COMPANY



                                             By: __________________________



The foregoing agreement is hereby accepted.

METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY


By:  /s/ Timothy Schmidt
     -----------------------------

                                   SCHEDULE 1

                               PURCHASER SCHEDULE

  NAME OF PURCHASER                        METROPOLITAN LIFE INSURANCE COMPANY
  Notices and Communications               Metropolitan Life Insurance Company
                                           One Madison Avenue
                                           New York, NY 10010
                                           Attention: Treasurer

                                           With a copy to:
                                           Metropolitan Life Insurance Company
                                           Corporate Investments
                                           One Lincoln Centre, Suite 800
                                           Oakbrook Terrace, Illinois 60181
                                           Attention:  Vice President
                                           Telecopy #: (708) 916-2575


  Funds Transfer Instructions              The Chase Manhattan Bank, N.A.
                                           33 East 23rd Street
                                           New York, NY 10010
                                           ABA # 021000021
                                           Acct # 002-2-410591
                                           With reference to PPN #: 853836B4


  Delivery of Securities after Closing     Lisa Glass, Esq.
                                           Metropolitan Life Insurance Company One Madison Avenue
                                           Area 7H
                                           New York, NY 10010

  Principal Amount ($) Notes Being         $60,000,000
  Purchased

  Name or Nominee Name in which Notes      Metropolitan Life Insurance Company
  should be registered

  Taxpayer ID Number of Registered         13-5581829
  Holder

  NAME OF PURCHASER                        METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY
  Notices and Communications               Metropolitan Life Insurance Company
                                           One Madison Avenue
                                           New York, NY 10010
                                           Attention: Treasurer

                                           With a copy to:
                                           Metropolitan Life Insurance Company
                                           Corporate Investments
                                           One Lincoln Centre, Suite 800
                                           Oakbrook Terrace, Illinois 60181
                                           Attention:  Vice President
                                           Telecopy #: (708) 916-2575


  Funds Transfer Instructions              The Chase Manhattan Bank, N.A.
                                           33 East 23rd Street
                                           New York, NY 10010
                                           ABA # 021000021
                                           Acct # 002-1-025432
                                           With reference to PPN #: 853836B4


  Delivery of Securities after Closing     Lisa Glass, Esq.
                                           Metropolitan Life Insurance Company One Madison Avenue
                                           Area 7H
                                           New York, NY 10010

  Principal Amount ($) of Notes Being      $5,000,000
  Purchased

  Name or Nominee Name in which Notes      Metropolitan Property and Casualty Insurance Company
  should be registered

  Taxpayer ID Number of Registered         13-2725441
  Holder

  NAME OF PURCHASER                        METROPOLITAN INSURANCE AND ANNUITY COMPANY
  Notices and Communications               Metropolitan Life Insurance Company
                                           One Madison Avenue
                                           New York, NY 10010
                                           Attention: Treasurer

                                           With a copy to:
                                           Metropolitan Life Insurance Company
                                           Corporate Investments
                                           One Lincoln Centre, Suite 800
                                           Oakbrook Terrace, Illinois 60181
                                           Attention:  Vice President
                                           Telecopy #: (708) 916-2575


  Funds Transfer Instructions              The Chase Manhattan Bank, N.A.
                                           33 East 23rd Street
                                           New York, NY 10010
                                           ABA # 021000021
                                           Acct # 002-1-072301
                                           With reference to PPN #: 853836B4


  Delivery of Securities after Closing     Lisa Glass, Esq.
                                           Metropolitan Life Insurance Company One Madison Avenue
                                           Area 7H
                                           New York, NY 10010

  Principal Amount ($) of Notes Being      $10,000,000
  Purchased

  Name or Nominee Name in which Notes      Metropolitan Insurance and Annuity Company
  should be registered

  Taxpayer ID Number of Registered         13-2876440
  Holder

Denomination:  STANDARD PRODUCTS INTERNATIONAL                                                     TABLEAU NO. 2
Siege Social:  3, RUE DU COLONEL MOLL - 7017 PARIS                                                      26/01/93
Capital:  FF. 250.000.00 DIVISE EN 250.000.000 ACTIONS DE FF. 1 CHACUNE

           NOM ET ADRESSE              NOMBRE D'ACTIONS     NUMERO DE COMPTE      NOMBRE D'ACTIONS       OBSERVATIONS
                                          PAR COMPTE                                PAR TITULAIR
  THE STANDARD PRODUCTS COMPANY           202.500.000              1                202.500.000
  2130 West 110th Street
  Cleveland, Ohio 44102
  USA

  STANDARD PRODUCTS (CANADA) LTD           47.499.995              2                 47.499.995
  Erie, Stratford,
  Ontario N5A 6V7
  Canada

  WESTERN SERVICE CENTER INC                   1                   3                     1
  2401 South Gulley Reed
  Dearborn, Michigan 48124
  USA

  Theodore K. ZAMPETIS                         1                   4                     1               Administrateur
  4525 Strandwyck Road
  W. Bloomfield, Michigan 48322
  USA

                NOM ET ADRESSE                 NOMBRE D'ACTIONS      NUMERO DE COMPTE      NOMBRE D'ACTIONS        OBSERVATIONS
                                                  PAR COMPTE                                 PAR TITULAIR
  Aubrey E. ARNDT                                     1                     23                     1               Administrateur
  32290 County Club Drive
  Avon Lake, Ohio 44102 - USA

  Thomas STECZ                                        1                     24                     1
  843 Meadow Wood Lane - Copley, Ohio 44321

  Monsieur John MILLER                                1                     25                     1               Administrateur
  13356 Sprague Road
  Middleburg Hts, Ohio - USA
  TOTAL DES ACTIONS COMPOSANT LE CAPITAL SOCIAL                                       126.825

DENOMINATION:  SOCIETE LILLEBONNAISE DE CAOUTCHOUCS                                                        TABLEAU NO. 2
SIEGE SOCIAL:  105, BOULEVARD DE VERDUN - 92400 COURBEVOIE                                             A JOUR AU 4/06/93
CAPITAL SOCIAL:  FF. 9.000.000 DIVISE EN 90.000 ACTIONS DE FF. 100 CHACUNE

                 NOM ET ADRESSE          NOMBRE D'ACTIONS      NUMERO DE COMPTE      NOMBRE D'ACTIONS       OBSERVATIONS
                                            PAR COMPTE                                 PAR TITULAIR
  STANDARD PRODUCTS INDUSTRIEL                61.024                   1                  61.024
  9, rue Louis Rameau
  95870 BEZONS

  STANDARD PRODUCTS INTERNATIONAL              28.969                 15                  28.969
  3 rue du Colonel Moll
  75017 PARIS

  Pierre OPMAN                                   1                    16                     1              Administrateur
  74, rue de Chezy
  92200 NEUILLY

  Jean-Claude SMADJA                             1                    17                     1              Administrateur
  74, rue de Chezy
  92200 NEUILLY

  Theodore ZAMPETIS                              1                    18                     1              Administrateur
  4525 Strandwyck Road,
  W. Bloomfield, Michigan 48322 USA

                NOM ET ADRESSE            NOMBRE D'ACTIONS      NUMERO DE COMPTE        NOMBRE D'ACTIONS       OBSERVATIONS
                                             PAR COMPTE                                   PAR TITULAIR
  James S. REID                                  1                     19                       1              Administrateur
  2625 N. Park Boulevard,
  Cleveland, Ohio 44106 - USA

  Aubrey E. ARNDT                                1                     20                       1              Administrateur
  32290 Country Club Drive
  Avon Lake, Ohio 44012 - USA

  Thomas STECZ                                   1                     21                       1
  843 Meadow Wood Lane
  Copley, Ohio 44321

  Monsieur John MILLER                           1                     22                       1              Administrateur
  13356 Sprague Road
  Middleburg Hts, Ohio - USA

  TOTAL DES ACTIONS COMPOSANT LE CAPITAL SOCIAL                                    90.000

DENOMINATION:  STANDARD PRODUCTS ATLANTIC                                                                  TABLEAU NO. 2
SIEGE SOCIAL:  105, BOULEVARD DE VERDUN - 92400 COURBEVOIE                                             A JOUR AU 4/06/93
CAPITAL SOCIAL:  FF. 10.000.000 DIVISE EN 100.000 ACTIONS DE FF. 100 CHACUNE

                 NOM ET ADRESSE         NOMBRE D'ACTIONS      NUMERO DE COMPTE       NOMBRE D'ACTIONS       OBSERVATIONS
                                           PAR COMPTE                                  PAR TITULAIR
  STANDARD PRODUCTS INDUSTRIEL               66.792                   1                   66.792            Administrateur
  9, rue Louis Rameau
  95870 BEZONS

  STANDARD PRODUCTS INTERNATIONAL             33.152                 100                  33.152
  3, rue du Colonel Moll
  75017 PARIS

  Jean-Claude SMADJA                            1                    101                     1              Administrateur
  74, rue de Chezy
  92200 NEUILLY

  Pierre OPMAN                                  1                    102                     1              Administrateur
  74, rue de Chezy
  92200 NEUILLY

  Theodore ZAMPETIS                             1                    103                     1
  4525 Strandwyck Road,
  W. Bloomfield, Michigan 48322 USA

                NOM ET ADRESSE        NOMBRE D'ACTIONS      NUMERO DE COMPTE       NOMBRE D'ACTIONS       OBSERVATIONS
                                         PAR COMPTE                                  PAR TITULAIR
  James S. REID, Jr.                         1                    104                      1              Administrateur
  2625 N. Park Boulevard,
  Cleveland, Ohio 44106 - USA

  Aubrey E. ARNDT                            1                    105                      1              Administrateur
  32290 Country Club Drive
  Avon Lake, Ohio 44012 - USA

  Ahmed OUFKIR                               1                     12                      1
  19, boulevard Voltaire
  92600 ASNIERES

  Monsieur John MILLER                       1                    106                      1              Administrateur
  13356 Sprague Road
  Middleburg Hts, Ohio - USA

  TOTAL DES ACTIONS COMPOSANT LE CAPITAL SOCIAL                                100.000

DENOMINATION:  STANDARD PRODUCTS INDUSTRIEL                                                               TABLEAU NO. 2
SIEGE SOCIAL:  9, RUE LOUIS RAMEAU - 95871 BEZONS                                                     A JOUR AU 4/06/93
CAPITAL SOCIAL:  FF. 12.682.500 DIVISE EN 126.825 ACTIONS DE FF. 100 CHACUNE

                 NOM ET ADRESSE         NOMBRE D'ACTIONS      NUMERO DE COMPTE      NOMBRE D'ACTIONS       OBSERVATIONS
                                           PAR COMPTE                                 PAR TITULAIR
  STANDARD PRODUCTS INTERNATIONAL            126.818                 17                  126.818
  3, rue du Colonel Moll
  75017 PARIS

  Jean-Claude SMADJA                            1                    19                     1              Administrateur
  74, rue de Chezy
  92200 NEUILLY

  Pierre OPMAN                                  1                    20                     1              Administrateur
  74, rue de Chezy
  92200 NEUILLY

  Theodore ZAMPETIS                             1                    21                     1              Administrateur
  4525, Strandwyck Road
  W. Bloomfield, Michigan 48322 USA

  James S. REID, Jr.                            1                    22                     1              Administrateur
  2625 N. Park Boulevard
  Cleveland, Ohio 44106 - USA

                NOM ET ADRESSE       NOMBRE D'ACTIONS     NUMERO DE COMPTE       NOMBRE D'ACTIONS       OBSERVATIONS
                                        PAR COMPTE                                 PAR TITULAIR
  James S. REID, Jr.                        1                    5                       1              Administrateur
  2625 N. Park Boulevard
  Cleveland, Ohio 44106 - USA

  Aubrey E. ARNDT                           1                    6                       1              Administrateur
  32290 Country Club Drive
  Avon Lake, Ohio 44012 - USA

  Thomas J. STECZ                           1                    7                       1              Administrateur
  843 Meadow Wood Lane,
  Copley, Ohio 44321 - USA
  TOTAL DES ACTIONS COMPOSANT LE CAPITAL SOCIAL                             250.000.000